Filed Pursuant to Rule 424(b)(3)
Registration No. 333-217776

PROSPECTUS SUPPLEMENT

DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

1,000,000 Common Shares

of Beneficial Interest

We are pleased to offer you the opportunity to participate in the RAIT Financial Trust Dividend Reinvestment and Share Purchase Plan, or the plan. The plan has two components: a dividend reinvestment component and a direct common share purchase component. The dividend reinvestment component provides our shareholders with an easy and economical way to designate all or any portion of the cash dividends on their common shares for reinvestment in additional common shares. The direct common share purchase component permits our shareholders and new investors to purchase common shares in an economical and convenient manner.

This prospectus supplement relates to 1,000,000 of our common shares of beneficial interest, or common shares, par value $.03 per share, to be offered for purchase under the plan. Our common shares are listed on the New York Stock Exchange, or NYSE, under the symbol “RAS.” On June 9, 2017, the closing price of our common shares was $2.36 per share.

Key features of the plan are that you can:

•	Enroll in the plan even if you are not a current RAIT Financial Trust shareholder;

•	Purchase shares through the plan without a personal broker and, in many cases, without paying a commission;

•	Automatically reinvest all or any portion of your cash dividends in additional common shares;

•	Purchase additional shares at any time through optional cash investments of as little as $100 per month or as much as $10,000 per month at a discount from the market price that may range from 0% to 5% at our sole discretion;

•	Make optional cash investments in our common shares in excess of $10,000 per month at a discount from the market price that may range from 0% to 5% at our sole discretion;

•	Authorize automatic monthly investments in our common shares from a checking or savings account;

•	Transfer your common shares easily; and

•	Own and transfer your common shares without holding or delivering physical certificates.

To ensure that we continue to qualify as a real estate investment trust, or REIT, for federal income tax purposes, no shareholder may own more than 8.5% of the outstanding common shares, unless our board of trustees waives this limitation. See the discussion in Question 9 for more information.

Please read this prospectus supplement carefully and keep it and any future investment statements for your reference. If you have any questions about the plan, please call the plan administrator, American Stock Transfer & Trust Company, or AST, toll free at (877) 739-9997. Customer service representatives are available Monday through Friday between the hours of 8:00 A.M. and 7:00 P.M. Eastern time. Our principal executive offices are located at Two Logan Square, 100 N. 18th Street, 23rd Floor, Philadelphia, PA 19103 and our telephone number is (215) 207-2100.

Investing in our common shares involves risks. You should read carefully the risk factors described in our Securities and Exchange Commission filings referenced on page S-1 before investing in our common shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 12, 2017.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (Registration No. 333-217776) that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may offer to sell any combination of the securities described in the base prospectus in one or more offerings up to an aggregate dollar amount of $1,000,000,000. The accompanying prospectus provides you with a general description of the securities we may offer, some of which do not apply to this offering. Each time we offer securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in the base prospectus.

This prospectus supplement provides specific details regarding the offering of the common shares described herein. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein include important information about us and the common shares, as well as other information you should know before investing. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in this prospectus supplement under the heading “Incorporation of Certain Information by Reference” before you decide to participate in our dividend reinvestment and share purchase plan.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus supplement and the accompanying prospectus or any other offering materials we may use. You should assume that the information in this prospectus supplement and the accompanying prospectus and any other offering materials we may use is accurate only as of the date on its cover page and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference. The statements that we make in this prospectus supplement and the accompanying prospectus, and any other offering materials we may use, or in any document incorporated by reference in this prospectus supplement and the accompanying prospectus and any other offering materials we may use about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus supplement and the accompanying prospectus form a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the Securities and Exchange Commission, or SEC, or from us, as described below. This prospectus supplement and the accompanying prospectus and any other offering materials we may use may only be used where it is legal to sell these securities. Unless otherwise noted or unless the context otherwise requires, all references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” “the Company” or similar references means RAIT Financial Trust and its subsidiaries.

RISK FACTORS

An investment in the common shares involves risks. Before making an investment decision, you should carefully read and consider the risk factors in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and the risk factors described below, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, as the same may be updated from time to time by our future filings with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any of these risks, if they actually occur, could materially adversely affect our business, financial condition, and results of operations. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect us. In any such case, you could lose all or a portion of your original investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Words such as “anticipates,” “assumes,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial results and performance identify forward-looking statements.

We claim the protection of the safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 for these statements. These statements include, but are not limited to, statements about future financial and operating results and performance, statements about our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements that are not historical facts. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

Our forward-looking statements include, but are not limited to, statements regarding our plans and initiatives to (i) simplify our business model, (ii) focus originations on high credit quality, first lien loans, (iii) adopt a direct loan origination model that facilitates improved credit and long-term borrower relationships, (iv) deleverage and streamline lending strategy to focus on our core competencies, (v) opportunistically divest and maximize the value of our legacy real estate owned, or REO, portfolio and remaining property management operations and, ultimately, minimize REO holdings, (vi) significantly reduce our total expense base, (vii) reinvest capital into what we believe is a higher yielding lending business, (viii) achieve our asset mix targets, (ix) sell non-core commercial real estate, or CRE, and lower asset management costs, (x) minimize the issuance of mezzanine debt and preferred equity, (xi) optimize the level of working capital on the balance sheet, (xii) achieve our financial targets, (xiii) achieve our capital structure targets, (xiv) reduce reliance on the issuances of corporate debt and/or preferred stock, (xv) reduce leverage, including preferred stock, as a percentage of total assets, (xvi) reduce legacy CDOs as a percentage of total secured indebtedness, (xvii) determine our future dividend policy, (xviii) achieve significant annual expense savings in connection with the Independence Realty Trust, Inc., or IRT, management internalization, including the sale of our multifamily property management business, (xix) exit the commercial property business, and (xx) enhance our long-term prospects and create value for our shareholders. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements.

Risks, uncertainties and contingencies that may affect the results expressed or implied by our forward-looking statements include, but are not limited to: (i) whether we will be able to continue to implement our strategy to transition to a more lending focused, simpler, and cost-efficient business model and to deleverage and to generate enhanced returns for our shareholders; (ii) whether we will be able to continue to opportunistically divest and maximize the value of our legacy REO portfolio, existing property management operations and the majority of our non-lending assets; (iii) whether anticipated cost savings from the IRT management internalization will be achieved; (iv) whether the divestiture of our CRE portfolio will lead to lower asset management costs and lower expenses; (v) whether we will be able to reduce compensation and G&A expenses and indebtedness; (vi) whether our new leadership will be able to take actions that lead to enhanced value for shareholders; (vii) whether we will be able to create sustainable earnings and grow book value; (viii) whether we will be able to redeploy capital from non-lending related asset sales; (ix) whether we will be able to increase loan origination levels; (x) whether the disposition of non-core assets, reductions in debt levels and expected loan repayments will impact our Cash Available for Distribution, or CAD; (xi) whether we will continue to pay dividends and the amount of such dividends; (xii) whether we will be able to organically increase reliance on match-funded asset-level debt; (xiii) overall conditions in commercial real estate and the economy generally; (xiv) whether market conditions will enable us to continue to implement our capital recycling and debt reduction plan involving selling properties and repurchasing or paying down our debt; (xv) whether we will be able to originate sufficient bridge loans; (xvi) whether the timing and amount of investments, repayments, any capital raised and our use of leverage will vary from those underlying our assumptions; (xvii) changes in the expected yield of our investments; (xviii) changes in financial markets and interest rates, or to the business or financial condition of us; (xix) whether we will be able to originate loans in the amounts assumed; (xx) whether we will generate any CMBS gain on sale profits; (xxi) whether the amount of loan repayments will be at the level assumed; (xxii) whether our management changes will be successfully implemented; (xxiii) whether we will be able to dispose of our industrial portfolio or sell other properties; (xxiv) the availability of financing and capital, including through the capital and securitization markets; and (xxv) other factors described in this prospectus supplement, the accompanying prospectus, any other offering materials and our other filings with the SEC.

In addition, the risk factors discussed and identified in Item 1A of our most recent annual report on Form 10-K and in our other public filings with the SEC, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement or the accompanying prospectus or the date of any document incorporated by reference in this prospectus supplement or the accompanying prospectus. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov. Unless specifically listed under “Incorporation of Certain Information by Reference” below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus supplement and you should not consider that information a part of this prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus supplement does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is also made to such registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Certain information about us is “incorporated by reference” to reports and exhibits we file with the SEC that are not included in this prospectus supplement or the accompanying prospectus. We disclose important information to you by referring you to these documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2016, including the portions of our Definitive Proxy Statement on Schedule 14A filed on May 15, 2017, together with the revised definitive proxy materials filed on June 2, 2017.

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

•	our Current Reports on Form 8-K filed on January 13, 2017, February 15, 2017, February 21, 2017, March 31, 2017, April 20, 2017, April 21, 2017, April 26, 2017 and May 26, 2017.

•	The description of our common shares of beneficial interest, or common shares, contained in our Registration Statement on Form 8-A/A dated January 23, 2002.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the completion or termination of the offering made pursuant to this prospectus supplement and the accompanying prospectus are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Nothing in this prospectus supplement or the accompanying prospectus shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

RAIT Financial Trust

Attention: Andres Viroslav

Senior Managing Director-Corporate Communications and Investor Relations

Two Logan Square

100 N. 18th Street, 23rd Floor

Philadelphia, PA 19103

Telephone: (215) 207-2100

You should rely only on the information incorporated by reference or provided in this prospectus supplement, the accompanying prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus supplement, the accompanying prospectus or any other offering materials we may use. You should assume that the information in this prospectus supplement, the accompanying prospectus and any other offering materials we may use is accurate only as of the date on its cover page and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

The statements that we make in this prospectus supplement or in any document incorporated by reference in this prospectus supplement about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus supplement forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described above.

OUR COMPANY

We are an internally-managed Maryland real estate investment trust focused on providing commercial real estate financing throughout the United States. We presently also own and manage a portfolio of commercial real estate properties and we manage real estate assets for third parties. We were formed in August 1997 and commenced operations in January 1998.

Our principal executive offices are located at Two Logan Square, 100 N. 18th Street, 23rd Floor, Philadelphia, PA 19103 and our telephone number is (215) 207-2100. Our internet address is http://www.rait.com. We do not incorporate by reference into this prospectus supplement any material from our website.

INFORMATION ABOUT THE PLAN

The following questions and answers explain and constitute our dividend reinvestment and share purchase plan, which we refer to as the “plan.” If you decide not to participate in the plan, you will receive cash dividends, as declared and paid in the usual manner.

PURPOSE

1. What is the purpose of the plan?

The primary purpose of the plan is to provide current shareholders and interested new investors with an economical and convenient way to increase their investment in RAIT. We also may use the plan to raise additional capital through the sale of shares available for issuance under the plan to purchasers of shares (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters. These sales will be made through our share purchase program described below.

The plan is primarily intended for the benefit of long-term investors, and not for the benefit of individuals or institutions which engage in short-term trading activities that could cause aberrations in the overall trading volume of our common shares. From time to time, financial intermediaries may engage in positioning transactions in order to benefit from any applicable discount from the market price for common shares acquired through the optional cash purchases under the plan. These transactions may cause fluctuations in the trading volume of our common shares. We reserve the right to modify, suspend or terminate participation in this plan by otherwise eligible shareholders in order to eliminate practices which are not consistent with the purposes of the plan.

OPTIONS AVAILABLE TO PARTICIPANTS

Information on how to participate in the plan is set forth in Questions 8 through 21.

2. What are my investment options under the plan?

Once enrolled in the plan, you may purchase common shares through the following investment options.

Dividend Reinvestment Program. Current holders of common shares, and interested new investors that are not currently shareholders and who agree to make an initial investment in common shares, may elect to have all or a portion of their cash dividends paid on their common shares automatically reinvested in common shares through the dividend reinvestment program. Cash dividends are paid on common shares when and as declared by our Board of Trustees, generally on a quarterly basis. Subject to the availability of common shares registered for issuance under the plan, there is no limitation on the maximum amount of dividends you may reinvest under the dividend reinvestment program but you must reinvest at least 10% of your dividend distribution each dividend period.

Share Purchase Program. Each month, current holders of common shares, and interested new investors that are not currently shareholders and who agree to make an initial investment in common shares, may elect to invest optional cash payments in common shares, subject to a minimum monthly purchase limit of $100 and a maximum monthly purchase limit of $10,000. You may elect to make optional cash payments through automatic deductions from your banking or checking accounts. We may, at our discretion, waive the maximum limit upon your written request. See Question 20 to learn how to request a waiver. You may make optional cash purchases each month even if dividends on your shares are not being reinvested and even if a dividend has not been declared. You may, but are not required to, enroll any common shares purchased through the plan into the dividend reinvestment program. (To designate these shares for participation in the dividend reinvestment program, make the appropriate election on the authorization form described in Question 12.)

3. How can I change my investment options?

You may change your investment options at any time by requesting a new authorization form and returning it to the plan administrator at the address set forth in Question 7. Any authorization form which is returned to the plan administrator to change your investment options will be effective in accordance with the schedule described in Question 11.

ADVANTAGES AND DISADVANTAGES

4. What are the advantages and disadvantages of the plan?

Before deciding whether to participate in the plan, you should consider the following advantages and disadvantages of the plan.

Advantages.

The plan provides you with the opportunity to reinvest cash dividends paid on all or a portion of your common shares towards the purchase of additional common shares.

The plan provides you with the opportunity to make monthly investments of optional cash payments, subject to a minimum of $100 and a maximum of $10,000 (unless the maximum limit is waived by us), for the purchase of common shares. In addition, you have the flexibility to make these optional cash investments on a regular or occasional basis.

We may offer you the opportunity to acquire common shares through optional cash purchases at a discount of up to 5% from the market price of the common shares.

There are no costs associated with the plan that you must pay, except for certain costs if you decide to sell common shares you purchased through the plan (see Question 26 for a description of these costs). You will not pay brokerage commissions or service fees to purchase common shares through the plan.

As noted above, you will have the convenience of having all or a portion of your cash dividends automatically reinvested in additional common shares. In addition, since the plan administrator will credit fractional common shares to your plan account, you will receive full investment of your dividends. (See Questions 16 and 23.)

You will have the option of having your stock certificates held for safekeeping by the plan administrator for a charge of $7.50 payable each time you deliver certificates to the plan administrator, insuring your protection against loss, theft or destruction of the certificates representing your common shares.

You will simplify your record keeping by receiving periodic statements which will reflect all current activity in your plan account, including purchases, sales and latest balances. (See Question 22.)

At any time, you may direct the plan administrator to sell or transfer all or a portion of the common shares held in your plan account. (See Question 26.)

Disadvantages.

No interest will be paid by us or the plan administrator on dividends or optional cash payments held pending reinvestment or investment. In addition, optional cash payments of less than $100 and that portion of any optional cash payment which exceeds the maximum monthly purchase limit of $10,000 (unless this upper limit has been waived), are subject to return to you without interest. Moreover, purchases above the $10,000 limit that have been granted a waiver will also be subject to return to you without interest in the event that the threshold price, if any (see Question 20), is not met.

You will not know the actual number of common shares that you have purchased until after the purchase date.

Your participation in the dividend reinvestment program will result in you being treated, for federal income tax purposes, as having received a distribution equal to the fair market value (and not the market price) of the common shares on the date actually acquired from us. In addition, you will be treated as having received a distribution equal to your pro rata share of any brokerage commissions paid by us in connection with the purchase of common shares by the plan administrator from parties other than us. These distributions will be taxable as dividends to the extent of our earnings and profits, and may give rise to a liability for the payment of income tax without providing you with the immediate cash to pay the tax when it becomes due. (See Question 29.)

If you elect to make optional cash purchases, you will be treated, for federal income tax purposes, as having received a distribution equal to the excess, if any, of the fair market value of the common shares on the purchase date over the amount of your optional cash payment. In addition, you will be treated as having received a distribution equal to your pro rata share of any brokerage commissions paid by us in connection with the purchase of common shares by the plan administrator from parties other than us. These distributions will be taxable as dividends to the extent of our earnings and profits, and may give rise to a liability for the payment of income tax without providing you with the immediate cash to pay the tax when it becomes due. (See Question 29.)

Sales of common shares credited to your plan account will involve a nominal fee per transaction to be deducted from the proceeds of the sale by the plan administrator (if you request the plan administrator to make such sale), plus any brokerage commission and any applicable stock transfer taxes on the sales. (See Question 26.)

Because the purchase price for shares purchased directly from us under the plan is derived from a market price as described in Question 14 and Question 20 below on the purchase date, it is possible that the actual purchase price you pay for common shares purchased under the plan may be higher than the amount for which the common shares could have been purchased in the open market on the purchase date.

Sales of common shares credited to your plan account may take up to 10 business days to process. Any reference to a business day in the plan means a day when the NYSE is open and our common shares are trading.

You cannot pledge common shares deposited in your plan account until the shares are withdrawn from the plan.

ADMINISTRATION AND PLAN ADMINISTRATOR

5. Who administers the plan?

We have appointed American Stock Transfer & Trust Company, our transfer agent, to be the plan administrator.

6. What are the responsibilities of the plan administrator?

The plan administrator’s responsibilities principally include:

•	administration of the plan;

•	acting as your agent;

•	keeping records of all plan accounts;

•	sending statements of activity to each participant;

•	purchasing and selling, on your behalf, all common shares under the plan; and

•	the performance of other duties relating to the plan.

Holding Shares. If you purchase shares through optional cash payments and do not choose to have the dividends that are paid with respect to these shares reinvested, you must indicate that the shares are not to be enrolled in the dividend reinvestment program. The plan administrator will hold any shares you choose to enroll in the dividend reinvestment program and will register them in the plan administrator’s name (or that of its nominee) as your agent.

Receipt of Dividends. As record holder for the plan shares, the plan administrator will receive dividends on all plan shares held on the dividend record date, will credit these dividends to your plan account on the basis of whole or fractional plan shares held in such account, and will automatically reinvest such dividends in additional common shares. Any remaining portion of cash dividends not designated for reinvestment will be sent to you.

Other Responsibilities. The plan administrator also acts as dividend disbursing agent, transfer agent and registrar for our common shares.

Replacement Administrator. If the plan administrator resigns or otherwise ceases to act as plan administrator, we will appoint a new plan administrator to administer the plan.

7. How do I contact the plan administrator?

You should send all correspondence with the administrator to:

American Stock Transfer & Trust Company

59 Maiden Lane

New York, NY 10038

All transaction processing should be directed to:

American Stock Transfer & Trust Company

P.O. Box 922

Wall Street Station

New York, NY 10269-0560

Please mention RAIT Financial Trust and this plan in all correspondence. In addition, you may call the plan administrator at (877) 739-9997 or contact the plan administrator via the internet at www.amstock.com.

PARTICIPATION

For purposes of this section, responses are generally directed (a) to existing shareholders according to the method by which their shares are held, or (b) to investors who are not currently shareholders but would like to make an initial purchase of common shares to become a participant.

8. Who is eligible to participate?

The following persons are eligible to participate in the plan:

Record Owners. All record owners (shareholders whose shares are held in their name on the records kept by our transfer agent) of common shares are eligible to participate directly in this plan.

Beneficial Owners. Beneficial owners (shareholders whose shares are held in the name of a broker, bank or other nominee on the records kept by our transfer agent) of common shares may participate in two ways. A beneficial owner may participate directly by becoming a record owner by having one or more shares transferred into his or her name from that of the applicable broker, bank or other nominee. Alternatively, a beneficial owner may seek to arrange with the broker, bank or other nominee that is the record owner of his or her shares to participate on the beneficial owner’s behalf.

Non-Shareholders. Individuals who do not presently own any common shares (as either a record owner or beneficial owner) may participate in the plan by making an initial cash purchase of common shares through the plan’s share purchase program.

9. Are there limitations on participation in the plan other than those described above?

Foreign Law Restrictions. You may not participate in the plan if it would be unlawful for you to do so in the jurisdiction where you are a citizen or reside. If you are a citizen or resident of a country other than the United States, you should confirm that by participating in the plan you will not violate local laws governing, among other things, taxes, currency and exchange controls, stock registration and foreign investments.

REIT Qualification Restrictions. In order for us to maintain our qualification as a REIT, not more than 50% in value of any class or series of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the relevant provisions of the Internal Revenue Code to include certain entities). We refer to this as the “five or fewer” limit. Our declaration of trust enhances our ability to comply with these restrictions by imposing an 8.5% ownership limit for beneficial holders of common shares. See “Description of Shares of Beneficial Interest-Restrictions on Ownership and Transfer” in the accompanying prospectus. Any attempted transfer or acquisition of common shares that would create a direct or indirect ownership of capital stock in violation of our declaration of trust or otherwise result in our disqualification as a REIT will be null and void. In addition, our declaration of trust provides us with various rights to enforce this limitation, including transfer to a trust. Any grant of a request for waiver of the maximum monthly optional cash purchase will not be deemed to be a waiver of these ownership limits.

Exclusion from Plan for Short-Term Trading or Other Practices. You should not use the plan to engage in short-term trading activities that could change the normal trading volume of the common shares. If you do engage in short-term trading activities, we may prevent you from participating in the plan. We reserve the right, in our sole discretion, to modify, suspend or terminate participation in the plan by otherwise eligible holders of common shares in order to eliminate practices which we determine are not consistent with the purposes or operation of the plan or which may adversely affect the price of the common shares.

Restrictions at Our Discretion. In addition to the restrictions described above, we reserve the right to prevent you from participating in the plan for any other reason. We have the sole discretion to exclude you from or terminate your participation in the plan.

10. How do I enroll in the plan?

Record Owners. Record owners may join the plan by completing and signing an authorization form (see Question 12) and returning it to the plan administrator, or by following the enrollment procedures specified on the plan administrator’s website at www.amstock.com. Authorization forms may be obtained at any time by written request, by telephoning the plan administrator at the address and telephone number provided in Question 7, or via the internet at the plan administrator’s website.

Beneficial Owners. A beneficial owner may request that the number of shares the beneficial owner wishes to be enrolled in the plan be re-registered by the broker, bank or other nominee in the beneficial owner’s own name as record owner in order to participate directly in the plan. Alternatively, beneficial owners who wish to join the plan may instruct their broker, bank or other nominee to arrange participation in the plan on the beneficial owner’s behalf. The broker, bank or other nominee should then make arrangements with its securities depository and the securities depository will provide the plan administrator with the information necessary to allow the beneficial owner to participate in the plan.

To facilitate participation by beneficial owners, we have made arrangements with the plan administrator to reinvest dividends and accept optional cash payments under the share purchase program by record holders such as brokers, banks and other nominees, on behalf of beneficial owners. If you are an interested beneficial owner, be sure that your broker, bank or other nominee passes along the proceeds of any applicable discount to your account.

Non-Shareholders. Non-shareholders may join the plan as a record owner by making an initial investment in an amount of at least $100 and up to a maximum of $10,000 (unless we specifically waive the maximum limit). The non-shareholder should complete the portions of the authorization form for a non-shareholder wishing to become a participant and should designate the amount of the initial purchase of common shares. At the same time, the new participant may designate all, some portion or none of the purchased shares to be enrolled in the dividend reinvestment program. The authorization form should be returned to the plan administrator, with payment, on or before the applicable dates described in Question 11. The non-shareholder may also follow the enrollment procedures specified on the plan administrator’s website at www.amstock.com to join the plan. Online enrollment should be completed on or before the applicable dates described in Question 11.

Optional Cash Payments through Automatic Deductions. You may elect to have optional cash payments made through electronic fund transfers by completing an automatic cash investment application, which is available from the plan administrator at the address and telephone number provided in Question 7, or by logging on to www.amstock.com, and providing both your bank account number and your bank’s routing number. The automatic cash investment application must be accompanied by a voided bank check or deposit slip for the account from which you authorize the plan administrator to draw the funds. Once the application is received and processed (which normally takes approximately two business days) funds will automatically be deducted from the designated account on the tenth business day prior to each purchase date and will be invested on such purchase date. In addition, you can also choose to invest monthly through automatic deductions. Automatic deductions are subject to the same monthly dollar maximum and minimum as other optional cash payments. To terminate monthly purchases by automatic deduction, you must send the plan administrator written, signed directions or follow the procedures specified on the plan administrator’s website at www.amstock.com.

11. When will my participation in the plan begin?

If you are a current shareholder and your authorization form (see Question 12) is received by the plan administrator on or before the record date established for a particular dividend, reinvestment will commence with that dividend. If your authorization form is received after the record date established for a particular dividend, reinvestment will begin on the dividend payment date following the next record date if you are, or your broker, bank or other nominee is, still a record owner. Additionally, if you have submitted your authorization form and thus are enrolled in the plan, and you wish to make optional cash payments to purchase shares under the share purchase program, the plan administrator must receive full payment in advance of the applicable deadline. (See Questions 14 and 20.)

In the case of current non-shareholders making an initial investment, both the authorization form and full payment of their designated initial investment must be received in advance of the applicable deadline. (See Questions 14 and 20.)

Once you enroll in the plan, you will remain enrolled in the plan until you withdraw from the plan, we terminate your participation in the plan or we terminate the plan.

12. What does the authorization form provide?

The authorization form appoints the plan administrator as your agent and directs us to pay to the plan administrator, on the applicable record date, the cash dividends on your common shares that are enrolled in the dividend reinvestment program, including all whole and fractional common shares that are subsequently credited to your plan account, as they are added with each reinvestment or optional cash purchase designated for reinvestment. These cash dividends with respect to shares enrolled in the dividend reinvestment program will be automatically reinvested by the plan administrator in common shares. Any remaining cash dividends not enrolled in the dividend reinvestment program will be paid directly to you.

Additionally, the authorization form directs the plan administrator to purchase common shares with your optional cash payments, if any, and to enroll all, some or none of such purchased shares in the dividend reinvestment program.

The authorization form provides for the purchase of initial or additional common shares through the following investment options:

“Full Dividend Reinvestment”—If this option is elected, the plan administrator will apply all cash dividends on all common shares then or subsequently registered in your name, and all cash dividends on all plan shares (except as otherwise directed under “Optional Cash Payments” below), together with any optional cash payments, toward the purchase of additional plan shares.

“Partial Dividend Reinvestment”—If this option is elected, the plan administrator will apply all cash dividends on only the number of common shares then or subsequently registered in your name and specified on the authorization form and all cash dividends on all plan shares (except as otherwise directed under “Optional Cash Payments” below), together with any optional cash payments, toward the purchase of additional plan shares.

“Optional Cash Payments”—If this option is elected, the plan administrator will apply any optional cash payments made by you to the purchase of additional common shares in accordance with the plan and will apply dividends on such additional plan shares as directed by you.

Unless you designate otherwise, you will be enrolled as having selected the full dividend reinvestment option. In addition, if you return a properly executed authorization form to the plan administrator without electing an investment option, you will be enrolled as having selected the full dividend reinvestment option.

You may select any one of the options desired, and the designated options will remain in effect until you specify otherwise by indicating a different option on a new authorization form, by withdrawing some or all shares from the plan in favor of receiving cash dividends or in order to sell your common shares, or until your participation in the plan, or the plan itself, is terminated.

13. What does the plan administrator’s website provide?

Instead of submitting an authorization form (see Question 12), you can participate in the plan by accessing the plan administrator’s website at www.amstock.com. The following services are available to you online:

•	Enroll or terminate your participation in the plan

•	Make initial and additional purchases of common shares

•	Sell common shares

•	Request a stock certificate for non-fractional common shares held in your plan account

•	View your account history and balances

•	Establish automatic cash investment procedures through direct debit of your U.S. bank account

•	View plan materials

PURCHASES AND PRICES OF SHARES

14. How does the share purchase program work?

All current record owners and non-shareholders who have timely submitted signed authorization forms or online requests via www.amstock.com indicating their intention to participate in this program of the plan, and beneficial owners whose brokers, banks or other nominees have timely submitted authorization forms or online requests via www.amstock.com indicating their intention to participate in this program, are eligible to make optional cash payments during any month, whether or not a dividend is declared. Each month the plan administrator will apply any optional cash payment of $10,000 or less received from a participant by the applicable deadline described below to the purchase of additional common shares for the account of the participant on the next following purchase date and will enroll all such shares in the dividend reinvestment program unless the participant requests that such shares not be subject to the dividend reinvestment program. The process to make optional cash payments in excess of $10,000 is described in Question 20 below.

Deadline for Submitting Optional Cash Payments. Optional cash payments will be invested every month on the related purchase date (See Question 18). The deadline for submitting optional cash payments of $10,000 or less is two business days prior to the relevant purchase date. A separate deadline exists for optional cash payments in excess of $10,000. See Question 20 below.

Each month the plan administrator will apply an optional cash payment for which funds are timely received to the purchase of common shares for your account on the next purchase date. In order for funds to be invested on the next purchase date, the plan administrator must have received a check, money order or wire transfer by the applicable deadline for submitting optional cash payments. Checks and money orders are accepted subject to timely collection of funds and verification of compliance with the terms of the plan. Checks or money orders should be made payable to “American Stock Transfer & Trust Company.” If a check is returned to the plan administrator as “unpaid,” the plan administrator will resell the shares just purchased and liquidate additional shares in your account, if necessary, to reimburse itself for any fees or losses incurred when reselling the shares from your account. There is also a $20.00 fee for checks that are returned as unpaid, which will be deducted from your account.

No Interest on Optional Cash Payments. No interest will be paid by us or the plan administrator on optional cash payments pending investment. Since no interest is paid on cash held by the plan administrator, it normally will be in your best interest to defer optional cash payments until shortly before the applicable deadline. Generally, optional cash payments of $10,000 or less received after the applicable deadline will be held by the plan administrator and invested on the next purchase date.

Refunds of Uninvested Optional Cash Payments. Upon written request to the plan administrator received at least five business days prior to the applicable deadline for submitting optional cash payments of $10,000 or less, funds which you have previously deposited with the administrator as an optional cash payment will be returned to you as soon as practicable. Requests for refunds received less than five business days prior to such date will not be honored.

Even if you do not make a refund request, optional cash payments made pursuant to requests for waiver of the maximum limit on optional cash payments will be returned by check, without interest, as soon as practicable after the applicable period in which the price of the common shares is determined if the threshold price, if any, applicable to such optional cash payments shall not have been met. (See Question 20.) Also, each optional cash payment, to the extent that it does not conform to the limitations described in Question 19, will be subject to return to you as soon as practicable.

15. What will be the price of shares purchased under the plan?

The price of shares for dividend reinvestment and optional cash purchases of $10,000 or less will be determined as follows:

•

If the shares are purchased from us, the purchase price will be equal to 100% of the per share volume-weighted average price, or VWAP, rounded to four decimal places as displayed under the heading “Bloomberg VWAP” on Bloomberg page “RAS US” (or any successor thereto) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (through and including the closing print) for the relevant purchase date. Any reference to a trading day in the plan means a day when the NYSE is open and our common shares are trading. VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours. We may elect to offer a discount with respect to optional cash purchases ranging from 0% to 5% from such purchase price, which discount may vary each month. This discount may, but need not, be the same as the discount we offer for optional cash investments in excess of $10,000 pursuant to requests for waiver. We may offer a discount on either, both or neither of optional purchases of $10,000 or less and optional purchases in excess of $10,000 pursuant to requests for waiver, in our sole discretion. Any discount will be established at our sole discretion after a review of current market conditions, the level of participation in the plan, the attractiveness of obtaining funds through the sale of common shares as opposed to other sources of funds and current and projected capital needs. Our decision to set a discount in this context in a particular month shall not affect the setting of a discount for any subsequent month. No discount to the purchase price is available under the plan with respect to dividend reinvestment.

•	In order to maintain our qualification as a real estate investment trust, we will not sell our shares through dividend reinvestment or optional cash purchases at a price that is less than 95% of the fair market value of a common share on the applicable purchase date. As a result, for each month in which shares are purchased from us, we will compare the purchase price calculated as described in the preceding bullet, net of any applicable discount, to a price equal to 95% of the average of the daily high and low sales prices of our shares, as traded only on the NYSE during regular NYSE trading hours, on the applicable purchase date. If the purchase price calculated as described in the preceding bullet, net of any discount, is less than the price calculated under this 95% test, we will use the price calculated under this 95% test as the purchase price for such dividend reinvestments or optional cash investments.

•	If the shares are purchased in the open market or privately negotiated transactions, the purchase price will be the average price per share of shares purchased. You will be subject to minimal investment fees determined by us in our reasonable discretion based on our actual costs in connection with open market purchases.

The purchase price for shares purchased pursuant to a request for waiver is discussed in response to Question 20.

16. How will the number of shares purchased for my account be determined?

Your account will be credited with the number of shares, including fractions computed to three decimal places, equal to the total amount to be invested on your behalf, divided by the price per share, calculated pursuant to the methods described above, as applicable.

The total amount to be invested will depend on the amount of any dividends paid on the number of shares you own and have designated for reinvestment, and the amount of any optional cash payments you have made which are available for investment on the related purchase date.

The amount of reinvested dividends will be reduced by any amount we are required to deduct for federal tax withholding purposes.

17. What is the source of common shares purchased under the plan?

The plan administrator will purchase common shares either directly from us or from parties other than us, either on the open market or through privately negotiated transactions, or by a combination of the foregoing. We will determine the source of the common shares to be purchased under the plan after a review of current market conditions and our current and projected capital needs. We and the plan administrator are not required to provide any written notice to you as to the source of the common shares to be purchased under the plan.

18. When will common shares be purchased under the plan?

The purchase date is the date or dates on which the plan administrator purchases common shares for the plan, as described below:

Dividend Reinvestments. If the plan administrator acquires shares directly from us, it will combine the dividend funds of all plan participants whose dividends are automatically reinvested and will generally invest such cash dividends on the dividend payment date. If the dividend payment date falls on a day that is not a NYSE trading day, then the investment will occur on the next NYSE trading day. In addition, if the cash dividend is payable on a day when optional cash payments are to be invested, dividend funds may be commingled with any such pending cash investments and a combined order may be executed. If the plan administrator acquires shares from parties other than us, such purchases will occur during a period beginning on the dividend payment date or, if the dividend payment date falls on a day that is not a NYSE trading day, the next NYSE trading day, and ending no later than thirty-five (35) days following that date, except where completion at a later date is necessary or advisable under any applicable federal or state securities laws or regulations. The record date associated with a particular dividend is referred to in this plan as a “dividend record date.”

Initial and Optional Cash Investments up to and including $10,000. If the plan administrator acquires shares directly from us, then the purchase date for cash investments up to and including $10,000 will be on the last NYSE trading day of each month or, if the last NYSE trading day of a month falls in the period when our common shares trade ex-dividend through and including the record date for a dividend, the next NYSE trading day after such period. If the plan administrator acquires shares from parties other than us, it will attempt to buy our common shares in the open market through a registered broker-dealer or privately negotiated transaction. Such purchases will begin on the last NYSE trading day of each month or, if the last NYSE trading day of a month falls in the period when our common shares trade ex-dividend through and including the record date for a dividend, the next NYSE trading day, and will be completed no later than thirty-five (35) days following such date, except where completion at a later date is necessary or advisable under any applicable federal or state securities laws or regulations.

Initial and Optional Cash Investments in Excess of $10,000. The purchase dates for optional cash purchases in excess of $10,000 per month are discussed in response to Question 20.

No interest will be paid on cash dividends pending investment or reinvestment under the terms of the plan.

19. What limitations apply to optional cash payments?

For any purchase date that you choose to make an optional cash payment, you must invest at least $100 but not more than $10,000. For purposes of these limitations, all plan accounts under common control, management or representation by a broker, bank or other nominee will be aggregated. Optional cash payments of less than $100 and that portion of any optional cash payment which exceeds the maximum monthly purchase limit of $10,000, unless we have waived such maximum limit, will be returned to you without interest after the applicable period in which the price of the common shares is determined.

20. How do I make optional cash payments in excess of $10,000 per month?

Investments in excess of $10,000 per month may be made only pursuant to our acceptance of a request to make an optional cash investment in excess of $10,000, which we also refer to as a “request for waiver.” We expect to approve requests for waiver from financial intermediaries, including brokers and dealers, and other participants from time to time.

We have the sole discretion to approve, reduce or reject any request to make an optional cash investment in excess of the $10,000 maximum allowable amount during any month. We may approve a reduced optional cash investment amount from the amount requested in a request for waiver. We may grant requests for waiver with overlapping applicable pricing periods on different terms. We discuss pricing periods in “Purchase Price of Shares for Optional Cash Purchases in Excess of $10,000” below. Neither we nor the plan administrator is required to disclose to anyone who submits a request for waiver notice of the terms of any other requests for waivers we may receive or approve. We may alter, amend, supplement or waive, in our sole discretion, the time periods and/or other parameters relating to optional cash purchases in excess of $10,000 made by one or more participants in the plan or new investors, at any time and from time to time, prior to the granting of any request for waiver. We may grant such requests by any method that we determine to be appropriate. In deciding whether to accept or reject a request for waiver in whole or in part, we may consider, among other things, the following factors:

•	our need for additional funds;

•	our desire to obtain such additional funds through the sale of our common shares as compared to other sources of funds;

•	the purchase price likely to apply to any sale of our common shares;

•	the extent and nature of your prior participation in the plan;

•	the number of common shares you hold of record;

•	the total amount of optional cash investments in excess of $10,000 for which requests have been submitted; and

•	order of receipt of the applicable request for waiver.

We will decide whether to approve a submitted request for waiver within three business days of the receipt of the request. If you do not receive a response from us in connection with your request, you should assume that we have denied your request.

If a request is approved, funds must be received by the plan administrator by wire transfer no later than 3:00 P.M., Eastern time, one business day prior to the first day of the applicable pricing period. To obtain a request for waiver form or additional information, a participant may call our investor relations department at (215) 207-2100 or visit our website at www.raitft.com under “Investor Relations”. Completed request forms should be electronically submitted directly to us at waiver@raitft.com or delivered by such other method as we may establish from time to time.

Purchase Price of Shares for Optional Cash Purchases in Excess of $10,000. Shares purchased pursuant to an approved request for waiver will be purchased directly from us as described herein. A submitted request for waiver must propose, and we may accept by approving that request for waiver, a pricing period, which must be a period consisting of between one to 12 separate days during which trading of our common shares is reported on the NYSE during the applicable pricing period. Each of these separate days will be a purchase date, and an equal proportion of your optional cash purchase will be invested on each trading day during such pricing period, subject to the qualifications listed below. The purchase price for shares acquired on a particular purchase date will be equal to 100% (subject to change as provided below) of the VWAP as displayed under the heading “Bloomberg VWAP” on Bloomberg page “RAS US” (or any successor thereto) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (through and including the closing print). VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours. The terms of an approved request for waiver may provide for a waiver discount reducing the applicable purchase price and for a threshold price below which purchases will not be made, all as more fully described below. Plan shares will not be available to plan participants until the conclusion of the applicable pricing period or investment, unless we activate the continuous settlement feature (see below).

The plan administrator will apply all optional cash purchases made pursuant to a request for waiver for which good funds are received on or before the first business day before the applicable pricing period to the purchase of common shares on each purchase date of the applicable pricing period.

Waiver Discount. A submitted request for waiver may propose, and we may accept by approving that request for waiver, a discount from the market price applicable to optional cash purchases made pursuant to a request for waiver. This discount (or the waiver discount) may be between 0% and 5% of the purchase price and may vary among any requests for waiver we accept, including those with overlapping pricing periods.

Any waiver discount will be approved at our sole discretion after a review of current market conditions, the level of participation in the plan, the attractiveness of obtaining such additional funds through the sale of common shares as compared to other sources of funds and current and projected capital needs. Establishing a waiver discount for a particular request for waiver shall not affect the establishment of a waiver discount for any other request for waiver. The waiver discount will apply only to optional cash purchases of more than $10,000 (or other applicable maximum monthly amount). The waiver discount will apply to the entire optional cash purchase and not just the portion of the optional cash purchase that exceeds $10,000.

Threshold Price. A submitted request for waiver may propose, and we may accept by approving that request for waiver, a minimum price, or threshold price, for a pricing period applicable to optional cash purchases made pursuant to a request for waiver. Any threshold price will be approved at our sole discretion after a review of current market conditions, the level of participation in the plan, and current and projected capital needs. Any threshold price we approve may vary among any requests for waiver we accept, including those with overlapping pricing periods.

If established for any pricing period, the threshold price will be stated as a dollar amount that the VWAP of our common shares, as displayed under the heading “Bloomberg VWAP” on Bloomberg page “RAS US” (or any successor thereto) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (through and including the closing print) for each trading day of such pricing period (not adjusted for discounts, if any), must equal or exceed. VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours. Except as provided below, we will exclude from the pricing period any trading day that the unsolicited volume weighted average price is less than the threshold price. We also will exclude from the pricing period and from the determination of the purchase price any day in which no trades of common shares are made on the NYSE. For example, if we establish a 10 day pricing period, and the threshold price is not met for one or more trading days in that 10 day pricing period, then we will return 1/10 (10%) of the funds you submitted in connection with your request for waiver for each trading day that the threshold price is not met or for each trading day in which sales are not reported, unless we have activated the pricing period extension feature for the pricing period which is described below.

REIT Compliance Minimum Price. In order to maintain our qualification as a real estate investment trust, we will not sell our shares through optional cash purchases made pursuant to a request for waiver at a price that is less than 95% of the fair market value of a common share on the applicable purchase date. As a result, we will compare the purchase price calculated as described above, net of any applicable discount and subject to any threshold price, to a price equal to 95% of the average of the daily high and low sales prices of our shares, as traded only on the NYSE during regular NYSE trading hours, on the applicable purchase date. If the purchase price calculated as described above, net of any discount and subject to any threshold price, is less than the price calculated under this 95% test, we will use the price calculated under this 95% test as the purchase price for such optional cash investments.

Pricing Period Extension Feature. A submitted request for waiver may propose, and we may accept by approving that request for waiver, activating for any particular pricing period the pricing period extension feature which will provide that the initial pricing period will be extended by the number of days that the threshold price is not satisfied, or on which there are no trades of our common shares reported by the NYSE, subject to a maximum of five trading days. If we agree to activate the pricing period extension feature and the threshold price is satisfied for any additional day that has been added to the initial pricing period, that day will be included as one of the trading days for the pricing period in lieu of the day on which the threshold price was not met or trades of our common shares were not reported. For example, if the determined pricing period is 10 days, the threshold price is not satisfied for two out of those 10 days in the initial pricing period and we had previously accepted at the time of the request for waiver acceptance that the pricing period extension feature would be activated for three trading days, then the pricing period will automatically be extended, and if the threshold price is satisfied on any of the next three trading days, then the first such trading day to occur will become a purchase date in lieu of one of the two days on which the threshold price was not met. As a result, if the threshold price is met on any two of the next three trading days, because there were 10 trading days during the initial and extended pricing period on which the threshold price was satisfied, all of the optional cash purchase funds will be invested. If the threshold price is met on all three of the next three trading days, the first two trading days to occur would constitute the additional trading days in the extension period.

Continuous Settlement Feature. A submitted request for waiver may propose, and we may accept by approving that request for waiver, activating the continuous settlement feature. If the continuous settlement feature is activated, shares purchased pursuant to that request for waiver will be available within three business days of each purchase date beginning on the first trading day in the relevant pricing period and ending on the final trading day in the relevant pricing period, with an equal amount being invested on each such day, subject to the qualifications set forth above.

Return of Unsubscribed Funds. We will return a portion of your optional cash purchase funds in excess of $10,000 for each trading day of a pricing period or extended pricing period, if applicable, for which the threshold price is not met or for each day in which no trades of common shares are reported on the NYSE. We refer to any funds returned as unsubscribed funds. Any unsubscribed funds will be returned within five business days after the last day of the pricing period, or if applicable, the extended pricing period, without interest. The amount returned will be based on the number of days during which the threshold price was not met compared to the number of days in the pricing period or extended pricing period. For example, the returned amount in a 10 day pricing period will equal 1/10 (10%) of the total amount of such optional cash purchase (not just the amount exceeding $10,000) for each trading day that the threshold price is not met or for each trading day in which sales are not reported. The establishment of the threshold price and the possible return of unsubscribed funds apply only to optional cash purchases in excess of $10,000.

21. Will I incur expenses in connection with my participation under the plan?

You will not pay brokerage commissions or service fees to purchase common shares through the plan. We will pay all other costs of administration of the plan. If you elect to send certificates for any other of our common shares that you own to the plan administrator for safekeeping, you will incur a fee of $7.50 for this service payable each time you send certificates to the plan administrator. However, if you request that the plan administrator sell all or any portion of your shares, you will incur fees as described under Question 26 below. If the shares are purchased in the open market or privately negotiated transactions, you will be subject to minimal investment fees determined by us in our reasonable discretion based on our actual costs.

REPORTS TO PARTICIPANTS

22. How will I keep track of my investments?

You will receive a statement of your account following each purchase of additional shares, whether by reinvestment of dividends or by optional cash purchases. This detailed statement will provide you with the following information with respect to your plan account:

•	total number of common shares purchased, including fractional shares;

•	price paid per share of common shares;

•	date of share purchases; and

•	total number of common shares in your plan account.

You should retain these statements to determine the tax cost basis of the shares purchased for your account under the plan. In addition, you will receive copies of other communications sent to our shareholders, including our annual report to shareholders, the notice of annual meeting and proxy statement in connection with our annual meeting of shareholders and Internal Revenue Service information for reporting dividends paid.

You can also view your account history and balance online by accessing the plan administrator’s website at www.amstock.com.

DIVIDENDS ON FRACTIONS OF SHARES

23. Will I be credited with dividends on fractions of shares?

Yes. Any fractional share held in your plan account (see Question 16) that has been designated for participation in the dividend reinvestment program of the plan will receive a proportionate amount of any dividend declared on our common shares.

CERTIFICATES FOR SHARES

24. Will I receive certificates for shares purchased?

Safekeeping of Certificates. Normally, common shares purchased for you under the plan will be held in the name of the plan administrator or its nominee. The plan administrator will credit the shares to your plan account in “book-entry” form. This service protects against loss, theft or destruction of certificates evidencing common shares.

You may also elect to deposit with the plan administrator certificates for other common shares that you own and that are registered in your name for safekeeping under the plan for a fee of $7.50 payable each time you deposit certificates with the plan administrator. The plan administrator will credit the common shares represented by the certificates to your account in “book-entry” form and will combine the shares with any whole and fractional shares then held in your plan account. In addition to protecting against the loss, theft or destruction of your certificates, this service is convenient if and when you sell common shares through the plan. Because you bear the risk of loss in sending certificates to the plan administrator, you should send certificates by registered mail, return receipt requested, and properly insured to the address specified in Question 7 above.

Issuance of Certificates. No certificates will be issued to you for shares in the plan unless you submit a written request to the plan administrator or until your participation in the plan is terminated. At any time, you may request the plan administrator to send a certificate for some or all of the whole shares credited to your account. This request should be mailed to the plan administrator at the address set forth in the answer to Question 7 or made via the internet at www.amstock.com. There is no fee for this service. Any remaining whole shares and any fractions of shares will remain credited to your plan account. Certificates for fractional shares will not be issued under any circumstances.

25. In whose name will certificates be registered when issued?

Your plan account will be maintained in the name in which your certificates were registered at the time of your enrollment in the plan. Stock certificates for those shares purchased under the plan will be similarly registered when issued upon your request. If your shares are held through a broker, bank or other nominee, such request must be placed through your broker, bank or other nominee.

SALE OF SHARES

26. How do I sell shares held in my plan account?

You may contact the plan administrator to sell all or any part of the shares held in your plan account. After receipt of your request, the plan administrator will sell the shares through a designated broker or dealer. The plan administrator will mail to you a check for the proceeds of the sale, less applicable brokerage commissions and service charges set forth below and less any taxes. The plan administrator will sell shares at least weekly and as often as daily, at then current market prices through one or more brokerage firms. If you sell or transfer only a portion of the shares in your plan account, you will remain a participant in the plan and may continue to make optional cash investments and reinvest dividends. The plan administrator will continue to reinvest the dividends on the shares credited to your account unless you notify the plan administrator that you wish to withdraw from the plan.

The plan requires you to pay all costs associated with the sale of your shares under the plan. You will receive the proceeds of the sale, less a $15 service fee per transaction and a $0.10 per share commission paid to the plan administrator and less any other applicable fees.

If the plan administrator sells all shares held in your plan account, the plan administrator will automatically terminate your account. In this case, you will have to complete and file a new authorization form to rejoin the plan.

WITHDRAWALS AND TERMINATION

27. When may I withdraw from the plan?

You may withdraw from the plan with respect to all or a portion of the shares held in your plan account at any time. If the request to withdraw is received prior to a dividend record date set by our Board of Trustees for determining shareholders of record entitled to receive a dividend, the request will be processed on the first business day following receipt of the request by the plan administrator.

If the request to withdraw is received by the plan administrator three or more business days before the dividend payment date, the plan administrator will terminate the account and mail the dividend payment in cash. If the request to withdraw is received by the plan administrator less than three business days prior to the dividend payment date, then the dividend payment will be reinvested and all subsequent dividends will be paid in cash.

Any optional cash payments which have been sent to the plan administrator prior to a request for withdrawal will also be invested on the next purchase date unless you expressly request return of that payment in the request for withdrawal, and the request for withdrawal is received by the plan administrator at least five business days prior to the applicable deadline for submitting optional cash payments of $10,000 or less.

28. How do I withdraw from the plan?

If you wish to withdraw from the plan with respect to all or a portion of the shares in your plan account, you must notify the plan administrator in writing at its mailing address or via its internet address specified in the answer to Question 7. Upon your withdrawal from the plan or our termination of the plan, certificates for the appropriate number of whole shares credited to your account under the plan will be issued free of charge. A cash payment will be made for any fraction of a share.

Upon withdrawal from the plan, you may also request that the plan administrator sell all or part of the shares credited to your plan account by using the transaction stub on the bottom of your statement and mailing it to the address listed in Question 7. You may also make this request via the plan administrator’s internet site at www.amstock.com. (See Question 26.)

OTHER INFORMATION

29. What are some of the tax consequences of my participation in the plan?

You are encouraged to consult your personal tax advisor with specific reference to your own tax situation and potential changes in the applicable law as to all federal, state, local, foreign and other tax matters in connection with the reinvestment of dividends and purchase of shares under the plan, your tax basis and holding period for shares acquired under the plan and the character, amount and tax treatment of any gain or loss realized on the disposition of shares. The following is a brief summary of the material federal income tax considerations applicable to the plan, is for general information only, and does not constitute tax advice.

If you participate in the dividend reinvestment program under the plan and your dividends are reinvested in common shares purchased directly from us, you will be treated for federal income tax purposes as having received, on the purchase date, a distribution in an amount equal to the fair market value of the shares on the date the shares were acquired with reinvested dividends. The amount of distribution deemed received (and that will be reported on the Form 1099-DIV that you receive) may exceed the amount of the cash dividend that was reinvested as a result of your receipt of a discount under the plan. For federal income tax purposes, the fair market value of shares acquired under the plan will likely be treated as equal to the average of the high and low sale prices of shares on the related purchase date. The trading value on that specific date may vary from the market price determined under the plan for such shares.

If you participate in the dividend reinvestment program under the plan and your dividends are reinvested in common shares purchased from parties other than us, either in the open market or in privately negotiated transactions, you will be treated for federal income tax purposes as having received (and will receive a Form 1099-DIV reporting) a distribution from us with respect to the common shares equal to the fair market value of the shares on the date the shares were acquired with reinvested dividends (plus any brokerage fees any other expenses, if any, deducted from the amount of the distribution reinvested). If in the future we offer a discount on common shares purchased from parties other than us, the amount of the distribution you will be treated as having received may exceed the cash distribution reinvested as a result of any such discount.

If you participate in both the dividend reinvestment and the share purchase features of the plan and you purchase common shares through the share purchase plan, you will be treated for federal income tax purposes as having received a distribution from us with respect to the shares equal to the fair market value on the investment date of shares less the amount paid by you for such shares (plus any applicable brokerage fees and any other expenses paid by you).

Although the tax treatment with respect to a shareholder who participates only in the share purchase program and does not participate in the dividend reinvestment program is not entirely clear, we will report any discount you receive under the plan as a distribution to you on Form 1099-DIV. You are urged to consult with your tax advisor regarding the tax treatment to you of receiving a discount on cash investments in shares of our common shares through the plan.

The shares you receive under the dividend reinvestment plan will have a tax basis equal to the fair market value of the shares on the date the shares were acquired plus your pro rata share of any brokerage fees paid by us. Shares acquired through the share purchase program under the plan should have a tax basis equal to the amount of the payment plus the pro rata amount of any brokerage commissions paid by us that is includible in your taxable income and the excess, if any, of the fair market value of the shares purchased over the amount of the payment, but only to the extent such excess is treated as a taxable dividend.

The distributions you receive under the plan will be taxable as dividends to the extent of our current or accumulated earnings and profits. To the extent the distributions are in excess of our current or accumulated earnings and profits, the excess portion will be treated first as a tax-free return of capital, reducing the tax basis in your shares, and to the extent in excess of your tax basis will be taxable as gain realized from the sale of your shares. In addition, if we designate part or all of our distributions as capital gain dividends, those designated amounts will be treated by you as long-term capital gains.

Your holding period for shares acquired pursuant to either program under the plan will begin on the day following the purchase date. Dividends received by corporate shareholders will not be eligible for the dividends received deduction. You will not realize any taxable income upon receipt of certificates for whole shares credited to your account, either upon your request for certain of those shares or upon termination of participation in the plan.

You will realize gain or loss upon the sale or exchange of shares acquired under the plan. You will also realize gain or loss upon receipt, following termination of participation in the plan, of a cash payment for any fractional share equivalent credited to your account. The amount of any such gain or loss will be the difference between the amount that you received for the shares or fractional share equivalent and the tax basis thereof.

If you are a foreign shareholder whose dividends are subject to United States income tax withholding or a domestic shareholder whose dividends are subject to backup withholding taxes, the plan administrator will reinvest an amount equal to the dividend less the amount of any tax required to be withheld. Amounts withheld from dividends will be paid to the United States Treasury and the affected participants will be advised of the amount withheld. Foreign shareholders who elect to make optional cash payments only will continue to receive regular cash dividends on shares registered in their names in the same manner as if they were not participating in this plan. Funds for optional cash payments must be in United States dollars and will be invested in the same way as payments from other participants.

Based on a series of recent private rulings issued by the IRS, we intend to take the position that administrative expenses of the plan paid by us are not considered to be distributions to participants for federal income tax purposes.

30. May shares in my account be pledged?

You may not pledge any of the common shares in your plan account. Any attempted pledge of these shares will be void. If you wish to pledge shares, you must first withdraw them from the plan.

31. If we issue rights to purchase securities to the holders of common shares, how will the rights on plan shares be handled?

In the event that we make available to the holders of our common shares rights to purchase additional common shares or any other securities, the plan administrator will sell these rights (if the rights are saleable and detachable from the common shares) accruing to common shares held by the plan administrator for you and invest the proceeds in additional common shares on the next dividend payment date for the common shares. In the event these rights are not saleable or detachable, the plan will hold the rights for your benefit. If you wish to receive directly any of these rights, you may do so by sending to the plan administrator, at least five business days before the rights offering record date, a written request that certificates for shares in your account be sent to you.

Transaction processing may be curtailed or suspended until the completion of any rights offering.

32. What happens if we declare a dividend payable in shares or declare a share split?

Any dividend payable in shares and any additional shares distributed by us in connection with a share split in respect of shares credited to your plan account will be added to that account. Share dividends or split shares which are attributable to shares registered in your own name and not in your plan account will be mailed directly to you as in the case of shareholders not participating in the plan.

Transaction processing may be curtailed or suspended until the completion of any stock dividend, stock split or similar corporate action.

33. How will shares held by the plan administrator be voted at meetings of shareholders?

If you are a record owner, you will receive a proxy card covering both directly held shares and shares held in the plan. If you hold your shares through a broker, bank or other nominee, you should receive a proxy covering shares held in the plan from your broker, bank or other nominee.

If a proxy is returned properly signed and marked for voting, all of the shares covered by the proxy will be voted as marked. If a proxy is returned properly signed but no voting instructions are given, all of your shares will be voted in accordance with recommendations of our Board of Trustees, unless applicable laws require otherwise. If the proxy is not returned, or if it is returned unexecuted or improperly executed, shares registered in your name may be voted only by you and only in person.

34. What are our responsibilities and those of the plan administrator under the plan?

We, any of our agents and the plan administrator, will not be liable in administering the plan for any act done in good faith or required by applicable law or for any good faith omission to act, including, without limitation, any claim of liability (i) arising out of failure to terminate your account upon your death or judgment of incompetence prior to the plan administrator’s receipt of notice in writing of such death or judgment of incompetence, (ii) with respect to the price at which shares are purchased or sold and/or the times when such purchases or sales are made, or (iii) relating to any fluctuation in the market value of the common shares.

We, any of our agents and the plan administrator, will not have any duties, responsibilities or liabilities other than those expressly set forth in the plan or as imposed by applicable laws, including federal securities laws. Since the plan administrator has assumed all responsibility for administering the plan, we specifically disclaim any responsibility for any of the plan administrator’s actions or inactions in connection with the administration of the plan. None of our trustees, officers, employees or shareholders will have any personal liability under the plan.

We, any of our agents and the plan administrator, will be entitled to rely on completed forms and the proof of due authority to participate in the plan, without further responsibility of investigation or inquiry.

35. What will be my responsibilities under the plan?

Your plan shares may revert to the state in which you live in the event that the shares are deemed, under your state’s laws, to have been abandoned by you. For this reason, you should notify the plan administrator promptly in writing of any change of address. The plan administrator will address account statements and other communications to you at the last address of record you provide to the plan administrator.

You will have no right to draw checks or drafts against your plan account or to instruct the plan administrator with respect to any common shares or cash held by the plan administrator except as expressly provided herein.

36. May the plan be changed or discontinued?

Yes. We may suspend, terminate, or amend the plan at any time. Notice will be posted on our website of any suspension or termination, or of any amendment that significantly alters the plan terms and conditions, as soon as practicable after we take such an action. We will file a copy of each notice with the SEC, if required under applicable federal securities laws. We may also substitute another agent in place of the current plan administrator at any time; you will be promptly informed of any such substitution. We will determine any questions of interpretation arising under the plan and any such determination will be final.

37. Are there any risks associated with the plan?

Your investment in shares held in your plan account is no different from your investment in shares held directly. Neither we nor the plan administrator can assure you a profit or protect you against a loss on the shares that you purchase. You bear the risk of any loss and enjoy the benefits of any gain from market price changes with respect to such shares.

38. How will you interpret and regulate the plan?

We will interpret, regulate and take any other action in connection with the plan that we deem reasonably necessary to carry out the plan. We may adopt rules and regulations to facilitate the administration of the plan. As a participant in the plan, you will be bound by any actions taken by us or the plan administrator.

39. What law governs the plan?

The terms and conditions of the plan and its operation will be governed by the internal laws of the Commonwealth of Pennsylvania, without regard to otherwise applicable principles of conflicts of law.

USE OF PROCEEDS

We will receive proceeds from the sale of common shares that the plan administrator purchases directly from us. We will not receive proceeds from the sale of common shares that the plan administrator purchases in the open market or in privately negotiated transactions. We intend to use the net proceeds from our sale of common shares that the plan administrator purchases directly from us to fund our business operations and for general trust purposes. We cannot estimate either the number of common shares or the prices of the shares that we will sell in connection with the plan.

PLAN OF DISTRIBUTION

Except to the extent the plan administrator purchases common shares in the open market or in privately negotiated transactions with third parties, the common shares acquired under the plan will be sold directly by us through the plan. We may sell our common shares to owners of shares (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters. These shares, including shares acquired through waivers granted with respect to the share purchase program of the plan, may be resold in market transactions (including coverage of short positions) on any national security exchange or automated quotation system on which our common shares trade or are quoted, or in privately negotiated transactions. Our common shares are currently listed on the NYSE. Under certain circumstances, we expect that a portion of the common shares available for issuance under the plan will be issued pursuant to waivers granted with respect to the share purchase program of the plan. The difference between the price owners who may be deemed to be underwriters pay us for our common shares acquired under the plan, after deduction of the applicable discount from the market price, and the price at which such shares are resold, may be deemed to constitute underwriting commissions received by these owners in connection with such transactions.

From time to time, financial intermediaries may engage in positioning transactions in order to benefit from the discount from the market price acquired through the reinvestment of dividends and optional cash payments under the plan.

We will pay any and all brokerage commissions and related expenses incurred in connection with purchases of common shares under the plan. Upon your withdrawal from the plan by the sale of common shares held under the plan, you will receive the proceeds of such sale less a $15 service fee per transaction and a $0.10 per share commission to the plan administrator and any other applicable fees.

Common shares may not be available under the plan in all states. This prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any common shares or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

EXPERTS

The consolidated financial statements and schedules as of December 31, 2016 and 2015 and for each of the three years ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The legality of the securities has been passed upon for us by Duane Morris LLP, Baltimore, Maryland. In addition, certain legal matters will be passed upon for us by Ledgewood, a professional corporation, Philadelphia, Pennsylvania. The description of the federal income tax consequences appearing in and incorporated by reference in this prospectus supplement and in the accompanying prospectus is based on the opinion of Ledgewood.

PROSPECTUS

$1,000,000,000

Common Shares of Beneficial Interest

Preferred Shares of Beneficial Interest

Warrants

Shareholder Rights

Units

Debt Securities

This prospectus contains a general description of the securities which we may offer for sale. We will provide the specific terms of the securities we sell in one or more supplements to this prospectus or other offering materials.

You should read this prospectus, any prospectus supplement and any other offering materials carefully before you invest.

Our common shares are listed for trading on the New York Stock Exchange under the symbol “RAS.” On May 5, 2017, the last reported sale price of our common shares on the New York Stock Exchange was $2.70 per share.

Investing in our securities involves risk. You should read the sections entitled “Risk Factors” on page 8 in this prospectus and in our filings with the Securities and Exchange Commission that are incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion of factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated June 9, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this registration process, over the three year period (or such longer period permitted under SEC rules) from the effective date of the registration statement, we may sell any combination of our common shares of beneficial interest, or common shares, preferred shares of beneficial interest, or preferred shares, warrants exercisable for other securities of ours, shareholder rights, units and debt securities. The terms of these offerings will be determined at the time of sale. We refer to the common shares, preferred shares, warrants, shareholder rights, units and debt securities collectively as the “securities” in this prospectus. For more information on how our securities may be sold, please read the section of the prospectus entitled “Plan of Distribution.”

The specific terms of the securities we offer and the terms of their sale will be set forth in an accompanying supplement to this prospectus or other offering materials. This prospectus describes some of the general terms that may apply to these securities. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering materials together with the additional information described in the section of the prospectus entitled “Where You Can Find More Information.” We are not making an offer of our securities in any state where the offer or solicitation is not authorized. References in this prospectus to “we”, “us” and “our” are to RAIT Financial Trust, unless the context otherwise requires inclusion of our subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Words such as “anticipates,” “assumes,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial results and performance identify forward-looking statements.

We claim the protection of the safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 for these statements. These statements include, but are not limited to, statements about future financial and operating results and performance, statements about our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements that are not historical facts. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

Our forward-looking statements include, but are not limited to, statements regarding our plans and initiatives to (i) simplify our business model, (ii) focus originations on high credit quality, first lien loans, (iii) adopt a direct loan origination model that facilitates improved credit and long-term borrower relationships, (iv) streamline lending strategy to focus on our core competencies, (v) opportunistically divest and maximize the value of our legacy real estate owned, or REO, portfolio and remaining property management operations and, ultimately, minimize REO holdings, (vi) significantly reduce our total expense base, (vii) reinvest capital into what we believe is a higher yielding lending business, (viii) achieve our asset mix targets, (ix) sell non-core commercial real estate, or CRE, and lower asset management costs, (x) minimize the issuance of mezzanine debt and preferred equity, (xi) optimize the level of working capital on the balance sheet, (xii) achieve our financial targets, (xiii) achieve our capital structure targets, (xiv) reduce reliance on the issuances of corporate debt and/or preferred stock, (xv) reduce leverage, including preferred stock, as a percentage of total assets, (xvi) reduce legacy CDOs as a percentage of total secured indebtedness, (xvii) achieve our targeted dividend payout ratio, (xviii) achieve significant annual expense savings in connection with the Independence Realty Trust, Inc., or IRT, management internalization, including the sale of our multifamily property management business, (xix) exit the commercial property business, and (xx) enhance our long-term prospects and create value for our shareholders.

Risks, uncertainties and contingencies that may affect the results expressed or implied by our forward-looking statements include, but are not limited to: (i) whether we will be able to continue to implement its strategy to transition to a more lending focused, simpler, and cost-efficient business model and to deleverage and to generate enhanced returns for our shareholders; (ii) whether we will be able to continue to opportunistically divest and maximize the value of our legacy REO portfolio, existing property management operations and the majority of our non-lending assets; (iii) whether anticipated cost savings from the IRT management internalization will be achieved; (iv) whether the divestiture of our CRE portfolio will lead to lower asset management costs and lower expenses; (v) whether we will be able to reduce compensation and G&A expenses and indebtedness; (vi) whether our new leadership will be able to take actions that lead to enhanced value for shareholders; (vii) whether we will be able to create sustainable earnings and grow book value; (viii) whether we will be able to redeploy capital from non-lending related asset sales; (ix) whether we will be able to increase loan origination levels; (x) whether the disposition of non-core assets, reductions in debt levels and expected loan repayments will impact our Cash Available for Distribution, or CAD; (xi) whether we will continue to pay dividends and the amount of such dividends; (xii) whether we will be able to organically increase reliance on match-funded asset-level debt; (xiii) overall conditions in commercial real estate and the economy generally; (xiv) whether market conditions will enable us to continue to implement our capital recycling and debt reduction plan involving selling properties and repurchasing or paying down our debt; (xv) whether we will be able to originate sufficient bridge loans; (xvi) whether the timing and amount of investments, repayments, any capital raised and our use of leverage will vary from those underlying our assumptions; (xvii) changes in the expected yield of our investments; (xviii) changes in financial markets and interest rates, or to the business or financial condition of us; (xix) whether we will be able to originate loans in the amounts assumed; (xx) whether we will generate any CMBS gain on sale profits; (xxi) whether the amount of loan repayments will be at the level assumed; (xxii) whether our management changes will be successfully implemented; (xxiii) whether we will be able to dispose of our industrial portfolio or sell other properties; (xxiv) the availability of financing and capital, including through the capital and securitization markets; (xxv) risks, disruption, costs and uncertainty caused by or related to the actions of activist shareholders, including that if individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create value for our shareholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity which may be exploited by our competitors, cause concern to our current or potential customers, may result in the loss of potential business opportunities and make it more difficult to attract and retain qualified personnel and business partners, and changes to the composition of our board resulting from such actions may trigger put rights or otherwise permit acceleration of some of our indebtedness; and (xxvi) other factors described in this prospectus, any prospectus supplement, any other offering materials and our other filings with the SEC.

In addition, the risk factors discussed and identified in Item 1A of our most recent annual report on Form 10-K and in our other public filings with the SEC, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov. Unless specifically listed under “Incorporation by Reference” below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is also made to such registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Certain information about us is “incorporated by reference” to reports and exhibits we file with the SEC that are not included in this prospectus. We disclose important information to you by referring you to these documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 13, 2017, and Annual Report on Form 10-K/A for the year ended December 31, 2016, filed on May 1, 2017.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

•	Current Reports on Form 8-K filed on January 13, 2017, February 15, 2017, February 21, 2017, March 31, 2017, April 20, 2017, April 21, 2017 and April 26, 2017.

•	The description of our common shares of beneficial interest, or common shares, contained in our Registration Statement on Form 8-A/A dated January 23, 2002.

•	The description of our 7.75% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, or Series A preferred shares, contained in our Registration Statement on Form 8-A/A dated April 12, 2004.

•	The description of our 8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, or Series B preferred shares, contained in our Registration Statement on Form 8-A/A dated October 26, 2004.

•	The description of our 8.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, or Series C preferred shares, contained in our Registration Statement on Form 8-A dated June 29, 2007.

•	The description of our 7.625% Senior Notes due 2024 contained in our Registration Statement on Form 8-A dated April 14, 2014.

•	The description of our 7.125% Senior Notes due 2019 contained in our Registration Statement on Form 8-A dated August 14, 2014.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of this registration statement and on or after the date of this prospectus and prior to the termination of the offering made pursuant to this prospectus are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

RAIT Financial Trust

Attention: Andres Viroslav

Senior Managing Director—Corporate Communications and Investor Relations

Two Logan Square

100 N. 18th Street, 23rd Floor

Philadelphia, PA 19103

(215) 207-2100

You should rely only on the information incorporated by reference or provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. You should assume that the information in this prospectus, any prospectus supplement and any other offering materials we may use is accurate only as of the date on its cover page and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

The statements that we make in this prospectus or in any document incorporated by reference in this prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described above.

OUR COMPANY

We are an internally-managed Maryland real estate investment trust focused on providing commercial real estate financing throughout the United States. We presently also own and manage a portfolio of commercial real estate properties and we manage real estate assets for third parties. We were formed in August 1997 and commenced operations in January 1998.

Our principal executive offices are located at Two Logan Square, 100 N. 18th Street, 23rd Floor, Philadelphia, PA 19103 and our telephone number is (215) 207-2100. Our internet address is http://www.rait.com. We do not incorporate by reference into this prospectus any material from our website.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks incorporated by reference from our most recent Annual Report on Form 10-K, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. See “Where You Can Find More Information and Incorporation of Certain Information by Reference.” Our business, prospects, financial condition or operating results could be materially harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the applicable prospectus supplement. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

General

The following description of our common shares and preferred shares sets forth certain general terms and provisions of the common shares and preferred shares to which any prospectus supplement may relate. The terms of our declaration of trust and by-laws are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these documents.

Under our declaration of trust, we may issue up to 200,000,000 common shares, par value $0.03 per share, and 25,000,000 preferred shares, par value $0.01 per share. As of May 3, 2017, we had 92,691,743 common shares issued and outstanding. As of March 31, 2017, we had authorized 8,069,288 of Series A preferred shares, of which 5,344,353 shares are issued and outstanding. As of March 31, 2017, we had authorized 4,300,000 of Series B preferred shares, of which 2,340,969 shares are issued and outstanding. As of March 31, 2017, we had authorized 3,600,000 of Series C preferred shares, of which 1,640,425 shares are issued and outstanding. As of March 31, 2017, we had authorized 4,000,000 of Series D preferred shares, of which 3,536,000 are issued and outstanding. As of March 31, 2017, we had authorized 4,000,000 of Series E preferred shares, none of which are issued and outstanding. Our board of trustees may amend our declaration of trust by a majority vote to increase or decrease the aggregate number of our authorized shares, to establish any series of our shares or to increase or decrease the number of shares in any class that we have authority to issue.

Common Shares

Subject to the preferential rights of any preferred shares outstanding, the ownership limitations described in “Restrictions on Ownership and Transfer” below, and the right of our board of trustees to establish separate classes of common shares and determine their rights and preferences, our common shares have the following characteristics:

•	each common share entitles the holder to one vote on matters voted on by common shareholders;

•	common shares do not have cumulative voting rights;

•	distributions are payable as and when authorized by our board of trustees;

•	holders of common shares generally are not liable for our debts;

•	if we are liquidated, each common share participates pro rata in our assets that remain after payment, or provision for payment, of our debts and payment of the liquidation preferences of any preferred shares; and

•	common shares do not have conversion, exchange, sinking fund, redemption, appraisal or preemptive rights.

Our declaration of trust specifies the vote required for our security holders to take certain actions. The affirmative vote of a majority of our outstanding voting shares (which includes our common shares and, to the extent set forth below, our preferred shares) is required before our board of trustees may take any action to revoke our election to be taxed as a real estate investment trust, or REIT. A trustee may be removed by a two-thirds vote of our outstanding voting shares. Our declaration of trust may be amended by a majority vote of our outstanding voting shares except that provisions relating to the trustees, the ownership limitation, amendments to the declaration of trust and our dissolution and termination may only be amended by a two-thirds vote of our outstanding voting shares. Our shareholders may vote to terminate our existence by a two-thirds vote of our outstanding voting shares. A majority of all the votes entitled to be cast on the matter is required in order for us to merge into another entity, consolidate with one or more other entities into a new entity or sell, lease, exchange or otherwise transfer all or substantially all of our property.

Preferred Shares

Our board of trustees may authorize at any time and from time to time the issuance of one or more series of preferred shares with voting or conversion rights that could adversely affect the voting power or other rights of common shareholders. The following description sets forth general terms and provisions of our authorized preferred shares. Any preferred shares issued under this registration statement will be issued as one or more new series of preferred shares, the rights, preferences, privileges and restrictions of which will be fixed by articles supplementary relating to each series. A prospectus supplement relating to each series will specify the terms of the preferred shares, including:

•	the maximum number of shares in the series and the designation of the series;

•	the terms on which dividends, if any, will be paid;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of beneficial interests;

•	the voting rights, if any, of the shares of the series; and

•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

Our outstanding and issuable series of preferred shares rank senior to common shares with respect to dividend rights, redemption rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up. No cash dividends may be paid on common shares unless full cumulative dividends due on these preferred shares have been paid (other than any payment necessary to maintain our qualification as a REIT). If we liquidate, dissolve or wind up, holders of the preferred shares have the right to receive their respective liquidation preference per share, plus accrued and unpaid dividends (whether or not declared) to and including the date of payment, before any payments are made to the holders of common shares. Holders of the preferred shares generally will have no voting rights, unless their preferred dividends are in arrears for six or more quarterly periods (whether or not consecutive). Whenever such a preferred dividend default exists, the preferred shareholders, voting as a single class, have the right to elect two additional trustees to our board of trustees, and the holders of Series D preferred shares have the right to elect one additional trustee to our board of trustees (separately from any similar right of any other preferred shares to appoint additional trustees to our board of trustees). This right continues until all dividends accumulated on the preferred shares have been fully paid or authorized and declared and a sum sufficient for the payment thereof set aside for payment. The term of office of each such trustee elected by preferred shareholders upon such a dividend default expires upon cure of the preferred dividend default. As of the date of this prospectus, no dividends on these preferred shares are in arrears.

The description of preferred shares above and the description of the terms of a particular series of preferred shares above or in a prospectus supplement are not complete. You should refer to the articles supplementary with respect to a series of preferred shares for complete information concerning the terms of that series. A copy of the articles supplementary for each new series of preferred shares will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in such registration statement.

Our board of trustees may authorize the issuance of additional series of preferred shares with voting or conversion rights that could adversely affect the voting power or other rights of common shareholders. The issuance of preferred shares, which may provide flexibility in connection with possible acquisitions and other trust purposes, could have the effect of delaying or preventing a change in control, and may cause the market price of common shares to decline or impair the voting and other rights of the holders of common shares.

Restrictions on Ownership and Transfer

To qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, we must meet several requirements regarding the number of our shareholders and concentration of ownership of our shares. Our declaration of trust contains provisions that restrict the ownership and transfer of shares to assist us in complying with these Internal Revenue Code requirements. We refer to these restrictions as the “ownership limitation.”

The ownership limitation provides that, in general:

•	no person may own more than 8.5% of our outstanding common shares, and

•	no person may own more than 9.8% of any series of our outstanding preferred shares.

However, Resource America, Inc., or Resource America, which was our sponsor at the time of our formation, may own up to 15%, in number of shares or value, of our common shares. Resource America has advised us that it did not own any of our common shares as of the date of this prospectus.

Ownership of our shares is subject to attribution rules under the Internal Revenue Code which may result in a person being deemed to own shares held by other persons. Our board of trustees may waive the ownership limitation if it determines that such ownership will not jeopardize our qualification as a REIT. As a condition of such waiver, the board of trustees may require an opinion of counsel satisfactory to it or undertakings or representations from the applicant with respect to preserving our REIT qualification. We require no such waiver or opinion with respect to Resource America’s ownership rights since they arise from specific provisions of our declaration of trust.

Any person who acquires shares in violation of the ownership limitation must notify us immediately and provide us with any information we may request in order to determine the effect of the acquisition on our qualification as a REIT. The ownership limitation will not apply if the board of trustees determines that it is no longer in our best interest to qualify as a REIT. Otherwise, the ownership limitation may be changed only by an amendment to our declaration of trust by a vote of two-thirds of our outstanding voting shares.

Our declaration of trust provides that if any purported transfer of shares results in

•	any person violating the ownership limitation,

•	our being “closely held” under Section 856(h) of the Internal Revenue Code,

•	our common and preferred shares being owned by fewer than 100 persons, or

•	our owning 10% or more of a tenant of our real property,

the transfer will be of no force or effect as to the excess number of shares and the purported transferee or owner will cease to own any right or interest in the excess shares.

Shares exceeding the ownership limitation transfer automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by us. The trustee of the trust will be designated by us and must be unaffiliated with us and the prohibited transferee. The trustee must sell the excess shares to a qualified person and distribute the sales proceeds to the prohibited owner. Where a violation of the ownership limitation results from an event other than a transfer, or from a transfer for no consideration, such as a gift, the trustee will sell the excess shares to a qualified person and distribute to the prohibited owner an amount equal to the lesser of the market price of the excess shares on the date they became excess shares or the sales proceeds received by the trust for the excess shares, and can exercise all voting rights with respect to the excess shares.

In addition, we may purchase any shares held in the trust for the lesser of:

•	the price per share in the transaction that resulted in the transfer to the trust or, in the case of a gift, the market price at the time of gift; and

•	the market price on the date we agree to purchase the shares.

We may purchase the shares for 90 days following the transfer of the shares to the trust. The net sale proceeds will be paid to the prohibited transferee.

Every owner of more than 5% (or any lower percentage set by U.S. federal income tax laws) of our outstanding shares must file a completed questionnaire with us containing information regarding his or her ownership. In addition, each shareholder must, upon demand, disclose in writing any information we may request in order to determine the effect, if any, of such shareholder’s actual and constructive ownership of shares on our qualification as a REIT and to ensure compliance with the ownership limitation.

Transfer Agent

The transfer agent for our common shares is American Stock Transfer & Trust Company. We expect that American Stock Transfer & Trust Company will act as the transfer agent for any common shares, preferred shares, warrants, shareholder rights (if traded separately) or units we may offer pursuant to a supplement to this prospectus.

Possible Anti-Takeover Effect of Certain Provisions of Our Declaration of Trust and Bylaws

The provisions of our declaration of trust regarding the removal of trustees, the restrictions on ownership and transfer of shares and the provision of our bylaws requiring that we receive advance notice of any person to be nominated by a shareholder for election as a trustee for the nominee to be eligible for election could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for shareholders or that the shareholders otherwise may believe to be desirable.

No Shareholder Rights Plan

We currently do not have a shareholder rights plan.

DESCRIPTION OF WARRANTS

The following describes some of the general terms and provisions of warrants we may issue. Warrants may be issued independently or together with any other securities offered by any prospectus supplement or any other offering materials and may be attached to or separate from those securities. Warrants may be issued under warrant agreements to be entered into between us and a warrant agent or may be represented by individual warrant certificates, all as specified in the applicable prospectus supplement or any other offering materials. The warrant agent, if any, for any series of warrants will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Reference is made to each prospectus supplement or any other offering materials for the specific terms of the warrants offered thereby. These terms may include the following, as applicable:

•	the title and aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the title, amount and terms of the securities purchasable upon exercise of the warrants;

•	the title, amount and terms of the securities offered with the warrants and the number of warrants issued with each such security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price at which the related securities may be purchased upon exercise of the warrants;

•	the exercise period for the warrants;

•	the minimum or maximum number of warrants which may be exercised at any one time;

•	any applicable anti-dilution, redemption or call provisions;

•	any applicable book-entry provisions;

•	a discussion of federal income tax considerations, if any; and

•	any other terms of the warrants.

DESCRIPTION OF SHAREHOLDER RIGHTS

We may issue shareholder rights (rights of our shareholders to purchase common shares or other securities). Rights may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of rights will be issued under a separate rights agreement, each, a rights agreement, to be entered into between us and a bank or trust company, as rights agent, or the rights agent, specified in the applicable prospectus supplement relating to that particular issue of rights. The rights agent will act solely as our agent in connection with the rights of any series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of rights. The foregoing sets forth certain general terms and provisions of the rights offered hereby. Further terms of any series of rights and the applicable rights agreement will be set forth in the applicable prospectus supplement we will file relating to that series and, with respect to the applicable rights agreements, will be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part at or before the issuance of such series of rights.

The applicable prospectus supplement will describe the terms of the rights to be issued including, where applicable, the following:

•	the date for determining the shareholders entitled to rights issued in the offering;

•	the aggregate number of common shares or other securities purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be separately transferable;

•	the date on which the right to exercise such rights will commence and the date on which such rights will expire;

•	the minimum or maximum number of such rights which may be exercised at any one time;

•	a discussion of certain federal income tax considerations; and

•	any other terms of such rights, including the term, procedures, and limitations relating to distribution, exchange and exercise of such rights.

The exercise price for any series of rights will be payable in United States dollars only and will be in registered form only.

DESCRIPTION OF UNITS

We may issue units consisting of common shares, preferred shares, warrants, shareholder rights, debt securities, or any combination of those securities. The applicable prospectus supplement will describe the terms of any units including the following:

•	the terms of the units and each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately;

•	the terms of any unit agreement governing the units;

•	if applicable, a discussion of certain United Stated federal income tax consideration relating to the units; and

•	the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities will be:

•	our direct general obligations;

•	either senior debt securities or subordinated debt securities; and

•	issued under separate indentures among us and a trustee which will be named in a prospectus supplement and a supplemental indenture.

We may issue debt securities in one or more series.

If we offer senior debt securities, we will issue them under a senior indenture. If we issue subordinated debt securities, we will issue them under a subordinated indenture. Each of the open-ended indentures is filed as an exhibit to the registration statement of which this prospectus is a part. We have not restated either indenture in its entirety in this description. You should read the relevant indenture because it, and not this description, controls your rights as holders of the debt securities. Capitalized terms used in the summary have the meanings specified in the indentures.

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

A prospectus supplement and a supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the issuer of the debt securities;

•	the co-issuers of the debt securities, if any;

•	the guarantors of the debt securities, if any;

•	whether the debt securities are senior or subordinated debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	the process to authenticate and deliver the debt securities and the application of the proceeds thereof;

•	the assets, if any, that are pledged as security for the payment of the debt securities;

•	the terms of any release, or the release and substitution of, any assets pledged as security for the payment of the debt securities;

•	whether we will issue the debt securities in individual certificates to each holder in registered form, or in the form of temporary or permanent global securities held by a depository on behalf of holders;

•	the prices at which we will issue the debt securities;

•	the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;

•	the currency or currency unit in which the debt securities will be payable, if not U.S. dollars;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate that the debt securities will bear and the interest payment dates for the debt securities;

•	any conversion or exchange provisions;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	any changes to or additional events of default or covenants; and

•	any other terms of the debt securities.

We may offer and sell debt securities, including original issue discount debt securities, at a substantial discount below their principal amount. The relevant prospectus supplement will describe special U.S. federal income tax and any other considerations applicable to those securities. In addition, the prospectus supplement may describe certain special U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency other than U.S. dollars.

Consolidation, Merger or Asset Sale

Each indenture will, in general, allow us to consolidate or merge with or into another domestic entity. It will also allow each issuer to sell, lease, transfer or otherwise dispose of all or substantially all of its assets to another domestic entity. If this happens, the remaining or acquiring entity must assume all of the issuer’s responsibilities and liabilities under the indenture including the payment of all amounts due on the debt securities and performance of the issuer’s covenants in the indenture.

However, each indenture will impose certain requirements with respect to any consolidation or merger with or into an entity, or any sale, lease, transfer or other disposition of all or substantially all of an issuer’s assets, including:

•	the remaining or acquiring entity must be organized under the laws of the United States, any state or the District of Columbia;

•	the remaining or acquiring entity must assume the issuer’s obligations under the indenture; and

•	immediately after giving effect to the transaction, no event of default may exist.

The remaining or acquiring entity will be substituted for the issuer in the indenture with the same effect as if it had been an original party to the indenture, and the issuer will be relieved from any further obligations under the indenture.

Modification of Indentures

We may supplement or amend an indenture if the holders of a majority in aggregate principal amount of the outstanding debt securities of all series issued under the indenture affected by the supplement or amendment consent to it. Further, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive past defaults under the indenture and compliance by us with our covenants with respect to the debt securities of that series only. Those holders may not, however, waive any default in any payment on any debt security of that series or compliance with a provision that cannot be supplemented or amended without the consent of each holder affected. Without the consent of each outstanding debt security affected, no modification of an indenture or waiver may:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the principal of or change the fixed maturity of any debt security;

•	reduce or waive the premium payable upon redemption or alter or waive the provisions with respect to the redemption of the debt securities (except as may be permitted in the case of a particular series of debt securities);

•	reduce the rate of or change the time for payment of interest on any debt security;

•	waive an event of default in the payment of principal of or premium, if any, or interest on the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities and a waiver of the payment default that resulted from such acceleration);

•	except as otherwise permitted under the indenture, release any security that may have been granted with respect to the debt securities;

•	make any debt security payable in currency other than that stated in the debt securities;

•	in the case of any subordinated debt security, make any change in the subordination provisions that adversely affects the rights of any holder under those provisions;

•	make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of or premium, if any, or interest on the debt securities;

•	waive a redemption payment with respect to any debt security (except as may be permitted in the case of a particular series of debt securities);

•	except as otherwise permitted in the indenture, release any guarantor from its obligations under its guarantee or the indenture or change any guarantee in any manner that would adversely affect the rights of holders; or

•	make any change in the preceding amendment, supplement and waiver provisions (except to increase any percentage set forth therein).

We may supplement or amend an indenture without the consent of any holders of the debt securities in certain circumstances, including:

•	to establish the form of terms of any series of debt securities;

•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated notes in addition to or in place of certified notes;

•	to provide for the assumption of an issuer’s or guarantor’s obligations to holders of debt securities in the case of a merger or consolidation or disposition of all or substantially all of such issuer’s or guarantor’s assets;

•	in the case of any subordinated debt security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of senior indebtedness of us, any co-issuer or guarantor, as applicable;

•	to add or release co-issuers pursuant to the terms of the indenture;

•	to add or release guarantors pursuant to the terms of the indenture;

•	to make any changes that would provide any additional rights or benefits to the holders of debt securities or that do not, taken as a whole, materially adversely affect the rights under the indenture of any holder of debt securities;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•	to evidence or provide for the acceptance of appointment under the indenture of a successor trustee;

•	to add any additional events of default; or

•	to secure the debt securities and/or the guarantees.

Events of Default and Remedies

Unless otherwise indicated in the prospectus supplement, an “event of default,” when used in an indenture, will mean any of the following with respect to the debt securities of any series:

•	failure to pay when due the principal of or any premium on any debt security of that series;

•	failure to pay, within 90 days of the due date, interest on any debt security of that series;

•	failure to pay when due any sinking fund payment with respect to any debt securities of that series;

•	failure on the part of the issuers to comply with the covenant described under “—Consolidation, Merger or Asset Sale”;

•	failure to perform any other covenant in the indenture that continues for 30 days after written notice is given to the issuers;

•	certain events of bankruptcy, insolvency or reorganization of an issuer; or

•	any other event of default provided under the terms of the debt securities of that series.

An event of default for a particular series of debt securities will not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium, if any, or interest) if it considers such withholding of notice to be in the best interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of, and accrued interest on, all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority in the aggregate principal amount of the debt securities of that series can rescind the declaration.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under either indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable security or indemnity. If they provide this reasonable security or indemnification, the holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for that series of debt securities.

No Limit on Amount of Debt Securities

An indenture will not limit the amount of debt securities that we may issue, unless we indicate otherwise in a prospectus supplement. An indenture will allow us to issue debt securities of any series up to the aggregate principal amount that we authorize.

Registration of Notes

We will issue debt securities of a series only in registered form, without coupons, unless otherwise indicated in the prospectus supplement.

Minimum Denominations

Unless the prospectus supplement states otherwise, the debt securities will be issued only in principal amounts of $1,000 each or integral multiples of $1,000.

No Personal Liability

None of the past, present or future partners, incorporators, managers, members, trustees, directors, officers, employees, unitholders, shareholders or stockholders of any issuer or any guarantor will have any liability for the obligations of the issuers or any guarantors under the indenture or the debt securities or for any claim based on such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. The waiver may not be effective with respect to violations of federal securities laws, however, and it is the view of the SEC that such a waiver is against public policy.

Payment and Transfer

The trustee will initially act as paying agent and registrar under each indenture. The issuers may change the paying agent or registrar without prior notice to the holders of debt securities, and the issuers or any of their subsidiaries may act as paying agent or registrar.

If a holder of debt securities has given wire transfer instructions to the issuers, the issuers will make all payments on the debt securities in accordance with those instructions. All other payments on the debt securities will be made at the corporate trust office of the trustee, unless the issuers elect to make interest payments by check mailed to the holders at their addresses set forth in the debt security register.

The trustee and any paying agent will repay to us upon request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment as general creditors.

Exchange, Registration and Transfer

Debt securities of any series may be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the indenture. Holders may present debt securities for exchange or registration of transfer at the office of the registrar. The registrar will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We will not charge a service fee for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

We will not be required:

•	to issue, register the transfer of, or exchange debt securities of a series either during a period beginning 15 business days prior to the selection of debt securities of that series for redemption and ending on the close of business on the day of mailing of the relevant notice of redemption or repurchase, or between a record date and the next succeeding interest payment date; or

•	to register the transfer of or exchange any debt security called for redemption or repurchase, except the unredeemed portion of any debt security we are redeeming or repurchasing in part.

Provisions Relating only to the Senior Debt Securities

The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral for that debt. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions Relating only to the Subordinated Debt Securities

Subordinated Debt Securities Subordinated to Senior Indebtedness

The subordinated debt securities will rank junior in right of payment to all of the senior indebtedness of ours, any co-issuer or any guarantor to the extent disclosed in the prospectus supplement.

Payment Blockages

The subordinated indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

•	we or our property is involved in any voluntary or involuntary liquidation or bankruptcy;

•	we fail to pay the principal, interest, any premium or any other amounts on any senior indebtedness of ours, any co-issuer or any guarantor to the extent disclosed in the prospectus supplement within any applicable grace period or the maturity of such senior indebtedness is accelerated following any other default, subject to certain limited exceptions set forth in the subordinated indenture; or

•	any other default on any senior indebtedness of ours, any co-issuer or any guarantor to the extent disclosed in the prospectus supplement occurs that permits immediate acceleration of its maturity, in which case a payment blockage on the subordinated debt securities will be imposed for a maximum of 179 days at any one time.

No Limitation on Amount of Senior Debt

The subordinated indenture will not limit the amount of senior indebtedness that we, any co-issuer or any guarantor may incur, unless otherwise indicated in the prospectus supplement.

Book Entry, Delivery and Form

The debt securities of a particular series may be issued in whole or in part in the form of one or more global certificates that will be deposited with the trustee as custodian for The Depository Trust Company, New York, New York, or DTC. This means that we would not issue certificates to each holder. Instead, one or more global debt securities would be issued to DTC, which would keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant would then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificated debt security, a global debt security may not be transferred, except that DTC, its nominees and their successors may transfer a global debt security as a whole to one another.

Beneficial interests in global debt securities will be shown on, and transfers of global debt securities will be made only through, records maintained by DTC and its participants.

DTC has provided us the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants, or direct participants, deposit with DTC. DTC also records the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants’ accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.

DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules that apply to DTC and its participants are on file with the SEC.

We will wire all payments on global debt securities to DTC’s nominee. We and the trustee will treat DTC’s nominee as the owner of the global debt securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global debt securities to owners of beneficial interests in the global debt securities.

It is DTC’s current practice, upon receipt of any payment on global debt securities, to credit direct participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global debt securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to direct participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global debt securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

Debt securities represented by a global debt security will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and in either event a successor depositary is not appointed by us within 90 days; or

•	we determine not to require all of the debt securities of a series to be represented by a global debt security.

Satisfaction and Discharge; Defeasance

Each indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when:

(a) either:

(1) all outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation; or

(2) all outstanding debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and in any case we have irrevocably deposited or caused to be irrevocably deposited with the trustee as trust funds cash in U.S. dollars, non-callable U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness of such debt securities not delivered to the trustee for cancellation, with respect to principal, premium, if any, and accrued interest to the date of such deposit (in the case of debt securities that have been due and payable) or the stated maturity or redemption date;

(b) we have paid or caused to be paid all other sums payable by us under the indenture; and

(c) we have delivered an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

The debt securities of a particular series will be subject to legal or covenant defeasance to the extent, and upon the terms and conditions, set forth in the prospectus supplement.

Governing Law

Each indenture and all of the debt securities will be governed by the laws of the State of New York.

The Trustee

We will enter into each indenture with a trustee that is qualified to act under the Trust Indenture Act, and with any other trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities.

Resignation or Removal of Trustee

If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable indenture. Any resignation will require the appointment of a successor trustee under the applicable Indenture in accordance with the terms and conditions of such indenture.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.

Limitations on Trustee if It Is Our Creditor

Each indenture will contain certain limitations on the right of the trustee, if it becomes a creditor of an issuer or a guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Annual Trustee Report to Holders of Debt Securities

The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve as such, the priority of the trustee’s claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities.

Certificates and Opinions to Be Furnished to Trustee

Each indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee shall be accompanied by a certificate of certain of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF TRUST

AND BYLAWS

Board of Trustees

Our declaration of trust requires us to have no fewer than three and no more than nine trustees. A majority of our trustees must be “independent trustees.” The declaration of trust defines an independent trustee as one who, during the preceding two years, has not:

•	been an affiliate of Resource America, Brandywine Construction & Management, Inc., or Brandywine, or their affiliates,

•	been one of our or our subsidiaries’ officers, or

•	had a material business or professional relationship with us or our subsidiaries, Resource America, Brandywine or their affiliates.

The trustees may increase or decrease the number of trustees by a majority vote; however, the number of trustees may be increased above nine or decreased below three only by a vote of at least 75% of the trustees then in office, and the term of office of a trustee may not be affected by a decrease in the authorized number of trustees. Any vacancy, including one created by an increase in the number of trustees, may be filled by a majority of the remaining trustees, except that independent trustees must nominate replacements for vacancies in independent trustee positions.

Our declaration of trust provides that a trustee may be removed, with or without cause, by a vote of two-thirds of our outstanding voting shares. This provision may operate to make it impractical for shareholders to remove incumbent trustees and fill the vacancies created by such removal with their own nominees.

Business Combinations

Under Maryland law, certain “business combinations” between us and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our shares, an affiliate of ours who, at any time within the previous two years was the beneficial owner of 10% or more of the voting power of our shares, whom the statute terms an “interested shareholder,” or an affiliate of an interested shareholder, are prohibited for five years after the most recent date on which an “interested shareholder” became an interested shareholder. The business combinations subject to this law include principally mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities. After the five year period has elapsed, a proposed business combination must be recommended by the board of trustees and approved by the affirmative vote of at least:

•	80% of our outstanding voting shares, and

•	two-thirds of our outstanding voting shares, excluding shares held by the interested shareholder unless, among other conditions, the shareholders receive a minimum price, as defined by Maryland law, for their shares and the consideration is in cash or in the same form as previously paid by the interested shareholder for its shares. These provisions do not apply, however, to business combinations that our board of trustees approves or exempts prior to the time that the interested shareholder becomes an interested shareholder.

Control Share Acquisitions

Maryland law provides that “control shares” acquired in a “control share acquisition” have no voting rights unless approved by a vote of two-thirds of our outstanding voting shares, excluding shares owned by the acquiror or by officers or trustees who are our employees. “Control shares” are voting shares which, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, would entitle the acquiring person to exercise voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, including an undertaking to pay expenses, may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, we may present the question at any shareholders’ meeting.

If voting rights are not approved at the shareholders’ meeting or if the acquiring person does not deliver an acquiring person statement as required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of such shares were considered and not approved. If voting rights for control shares are approved at a shareholders’ meeting, and the acquiror may then vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved or exempted from the Maryland control share acquisition statute by our declaration of trust or bylaws.

Our bylaws exempt from the Maryland control share acquisition statute any and all acquisitions of our common or preferred shares by any person. The board of trustees has the right, however, to amend or eliminate this exemption at any time in the future.

Amendment of Our Declaration of Trust and Bylaws

Our declaration of trust may be amended by a majority vote of our outstanding voting shares, except that provisions relating to the trustees, the ownership limitation and restrictions on transfer, amendments to the declaration of trust and our dissolution and termination may only be amended by a vote of two-thirds of our outstanding voting shares. The board of trustees may amend the declaration of trust by a two-thirds vote, without any action by our shareholders, to allow us to qualify, or continue our qualification, as a REIT and, by a majority vote, to increase or decrease the aggregate number of our authorized shares or the number of shares in any class that we have authority to issue. Our bylaws may be amended only by the board of trustees.

Meetings of Shareholders

Our bylaws provide for annual shareholder meetings to elect trustees. Special shareholder meetings may be called by our chairman or a majority of the board of trustees, and must be called at the written request of persons holding 50% or more of our outstanding voting shares.

Advance Notice of Nominations of Trustees and New Business

At any annual meeting of shareholders, the nomination of trustees for election and business proposed to be considered may be made only by the board of trustees or by a shareholder who has complied with the advance notice procedures set forth in our bylaws. At any special meeting of shareholders, only the business specified in the notice of meeting may be brought before the meeting.

Dissolution

Shareholders may elect to dissolve our company by a vote of two-thirds of our outstanding voting shares.

Indemnification; Limitations of Trustees’ and Officers’ Liability

Our declaration of trust limits the liability of our trustees and officers for money damages to the fullest extent permitted by Maryland law. Our declaration of trust, consistent with Maryland law, permits limiting the liability of trustees and officers except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services, or

•	active and deliberate dishonesty by the trustee or officer established by a final judgment as being material to the cause of action adjudicated.

Our declaration of trust authorizes us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses to, any of our present or former shareholders, trustees or officers, or any individual who, while a trustee, serves or has served, at our request, as a trustee, director, officer, partner or otherwise at another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise. The indemnification covers any claim or liability to which such person may become subject, or which such person may incur, by reason of his service in such capacity.

Maryland law permits a Maryland REIT to indemnify, and advance expenses to, its trustees, officers, employees and agents to the same extent Maryland law permits corporations to indemnify, and reimburse the expenses of, their directors, officers, employees and agents. Maryland law permits a corporation to indemnify its present and former directors and officers against liabilities and reasonable expenses actually incurred by them in any proceeding unless:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding, and

•	was committed in bad faith, or

•	was the result of active and deliberate dishonesty, or

•	the director actually received an improper personal benefit in money, property, or services, or

•	in a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, a Maryland REIT may not indemnify for an adverse judgment in a derivative action. Our bylaws require us, as a condition to advancing expenses, to obtain a written undertaking from the indemnified person to repay the amounts advanced if it is determined that such person is not entitled to indemnification.

We have indemnification agreements with each of our executive officers and trustees. The indemnification agreements require us to indemnify our executive officers and trustees to the fullest extent permitted by law and to advance all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under the agreements, we must also indemnify and advance all expenses incurred by executive officers and trustees seeking to enforce their rights under the indemnification agreements and may cover executive officers and trustees under any trustees’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by the declaration of trust, bylaws and Maryland law, it provides greater assurance to trustees and executive officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the board of trustees or the shareholders to eliminate the rights it provides.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

The provisions of our declaration of trust regarding the removal of trustees and the restrictions on the transfer of shares, the advance notice provisions of the bylaws and the business combination provisions of Maryland law, could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for shareholders or that they otherwise may believe to be desirable. Also, if the board of trustees rescinds the provisions of the bylaws electing not to be governed by the control share acquisition statute, that statute could have a similar effect.

Maryland law provides that Maryland statutory real estate investment trusts that have a class of equity securities registered under the Exchange Act and have at least three outside trustees can elect by resolution of the board of trustees to be subject to some corporate governance provisions that may be inconsistent with the trust’s declaration of trust and bylaws. For example, the board of trustees may, by electing to cause our company to be subject to the applicable statutory provisions and notwithstanding the trust’s declaration of trust or bylaws:

•	classify our board of trustees,

•	provide that a special meeting of shareholders will be called only at the request of shareholders entitled to cast at least a majority of the votes entitled to be cast at the meeting,

•	reserve for itself the right to fix the number of trustees,

•	provide that a trustee may be removed only by a vote of the holders of two-thirds of the shares entitled to vote, and

•	retain for itself sole authority to fill vacancies created by an increase in the size of the board or by the death, removal or resignation of a trustee and permit a trustee to serve for the balance of the unexpired term instead of until the next annual meeting of shareholders.

Our board has not elected to cause our company to be subject to any of the foregoing provisions, though our declaration of trust already contains provisions similar to some of these statutory provisions. A board of trustees may implement all or any of these provisions without amending the trust’s declaration of trust or bylaws and without shareholder approval. A Maryland statutory real estate investment trust may be prohibited by its declaration of trust or by resolution of its board of trustees from electing any of the provisions of the statute; however, we are not prohibited from implementing any or all of the provisions of the statute, except to the extent such implementation would conflict with certain voting rights of our outstanding series of preferred shares. If implemented, these provisions could discourage offers to acquire our shares and could make more difficult completion of an unsolicited takeover offer.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

Our ratios of earnings to fixed charges and to combined fixed changes and preferred share dividends for the years indicated are set forth below. For purposes of calculating the ratios set forth below, earnings represent net income from continuing operations from our consolidated statements of operations, as adjusted for fixed charges; fixed charges represent interest expense and preferred share dividends represent income or loss allocated to preferred shares from our consolidated statements of operations.

The following table presents our ratio of earnings to fixed charges and preferred share dividends for the five years ended December 31, 2016 and for the three months ended March 31, 2017 (dollars in thousands):

	For the Three Months Ended March 31, 2017		For the Years Ended December 31
			2016		2015		2014		2013		2012
Ratio of earnings to fixed charges	—	(1)	0.68x	(1)	1.25x		—	(1)	—	(1)	—	(1)
Ratio of earnings to fixed charges and preferred share dividends	—	(2)	0.53x	(2)	0.97x	(2)	—	(2)	—	(2)	—	(2)

(1)	The dollar amount of the deficiency for the three months ended March 31, 2017 is $21.5 million and for the years ended December 31, 2016, 2014, 2013, and 2012 is $37.9 million, $292.8 million, $286.9 million, and $169.0 million, respectively.
(2)	The dollar amount of the deficiency for the three months ended March 31, 2017 is $30.1 million and for the years ended December 31, 2016, 2015, 2014, 2013, and 2012 is $73.0 million, $4.2 million, $321.8 million, $309.5 million, and $183.7 million, respectively.

USE OF PROCEEDS

Except as otherwise set forth in a supplement to this prospectus or in other offering materials we may use, we intend to use the net proceeds from the sale of our securities for general trust purposes, which may include repayment or redemption of indebtedness, redemption of preferred equity, capital expenditures and working capital. Except as otherwise set forth in a supplement to this prospectus or in other offering materials we may use, pending any of these uses, the net proceeds of a sale will be held in interest-bearing bank accounts or invested in readily marketable, interest-bearing securities.

TAX CONSIDERATIONS

For a summary of the material federal income tax considerations that a stockholder may consider relevant, see Exhibit 99.1 to our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We may distribute our securities from time to time in one or more transactions at a fixed price or prices. We may change these prices from time to time. We may also distribute our securities at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, including, in the case of our equity securities, sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act to or through a market maker or directly into an existing trading market, on an exchange or otherwise, for shares.

We may sell our securities in any of the following ways:

•	through underwriters or dealers,

•	through agents who may be deemed to be underwriters as defined in the Securities Act,

•	directly to one or more purchasers, and

•	directly to holders of warrants or shareholder rights exercisable for our securities upon the exercise of their warrants or rights.

The prospectus supplement or any other offering materials we may use for a particular offering will set forth the distribution method, the terms of the securities we offer, the terms of the offering, purchase price, the proceeds we will receive from the offering, any delayed delivery arrangements, any underwriting arrangements, including underwriting discounts and other items constituting underwriters’ compensation, and any discounts or concessions allowed or reallowed or paid to dealers. We may have agreements with the underwriters, dealers and agents who participate in the distribution to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments which they may be required to make.

If we use underwriters in the sale, the securities we offer will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of our securities will be named in the prospectus supplement or any other offering materials relating to that offering, and if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of that prospectus supplement or in the other offering materials.

If we use dealers in an offering of our securities, we will sell the shares to the dealers as principals. The dealers may then resell the shares to the public at varying prices to be determined by those dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in a prospectus supplement or other offering materials. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may also offer our securities directly, or through agents we designate, from time to time at fixed prices, which we may change, or at varying prices determined at the time of sale. We will name any agent we use and describe the terms of the agency, including any commission payable by us to the agent, in a prospectus supplement or other offering materials. Unless otherwise indicated in the prospectus supplement or any other offering materials relating to the offering, any agent we use will act on a reasonable best efforts basis for the period of its appointment.

In certain states, our securities may be sold only through registered or licensed brokers or dealers. In addition, in certain states, our securities may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

Any common shares sold pursuant to a prospectus supplement or any other offering materials will be listed on the New York Stock Exchange or other national securities exchange. Preferred shares, warrants, shareholder rights, units and debt securities may or may not be listed on a national securities exchange.

EXPERTS

The consolidated financial statements and schedules as of December 31, 2016 and 2015 and for each of the three years ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The legality of the securities has been passed upon for us by Duane Morris LLP, Baltimore, Maryland. In addition, certain legal matters will be passed upon for us by Ledgewood, a professional corporation, Philadelphia, Pennsylvania. The description of the federal income tax consequences appearing in and incorporated by reference in this prospectus supplement and in the accompanying prospectus is based on the opinion of Ledgewood.

No person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized representations or information. This prospectus supplement is an offer to sell only the common shares offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of the date hereof.

PROSPECTUS SUPPLEMENT

DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

1,000,000 Common Shares

of Beneficial Interest

June 12, 2017